Exhibit 10.9

PEPSICO

PENSION EQUALIZATION PLAN
(PEP)
Plan Document for the Pre-Section 409A Program
January 1, 2021 Restatement

PepsiCo Pension Equalization Plan – Pre-409A Program

PEPSICO PENSION EQUALIZATION PLAN

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PepsiCo Pension Equalization Plan – Pre-409A Program

	PepsiCo Administration Committee or PAC	11
	PepsiCo Organization	12
	Plan	12
	Plan Administrator	12
	Plan Year	12
	Post-2004 Participant	12
	Pre-409A Program	13
	Pre-Retirement Spouse’s Pension	13
	Pre-2005 Participant	13
	Primary Social Security Amount	13
	Qualified Joint and Survivor Annuity	15
	Retirement	15
	Retirement Date	15
	Retirement Pension	16
	Salaried Plan	16
	Section 409A	16
	Service	16
	75 Percent Survivor Annuity	16
	Severance from Service Date	16
	Single Life Annuity	17
	Single Lump Sum	17
	Social Security Act	17
	Taxable Wage Base	17
	Vested Pension	17
2.2	Construction	17
ARTICLE III.	Participation and Service	19
3.1	Participation	19
3.2	Service	19
3.3	Credited Service	19
ARTICLE IV.	Requirements for Benefits	20
4.1	Normal Pre-409A Retirement Pension	20
4.2	Early Pre-409A Retirement Pension	20
4.3	Pre-409A Vested Pension	20
4.4	Late Pre-409A Retirement Pension	21
4.5	Pre-409A Disability Retirement Pension	21
4.6	Pre-Retirement Spouse’s Pre-409A Pension	21
4.7	Vesting	23
4.8	Time of Payment	23
4.9	Cashout Distributions	24
4.10	Reemployment of Certain Participants	28
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PepsiCo Pension Equalization Plan – Pre-409A Program

ARTICLE V.	Amount of Retirement Pension	29
5.1	Participant’s Pre-409A Pension	29
5.2	PEP Guarantee	32
5.3	Amount of Pre-Retirement Spouse’s Pre-409A Pension	37
5.4	Certain Adjustments	40
5.5	Excludable Employment	41
ARTICLE VI.	Distribution Options	42
6.1	Form and Timing of Distributions	42
6.2	Available Forms of Payment	45
6.3	Procedures for Elections	49
6.4	Special Rules for Survivor Options	52
6.5	Designation of Beneficiary	53
6.6	Payment of FICA and Related Income Taxes	54
ARTICLE VII.	Administration	55
7.1	Authority to Administer Plan	55
7.2	Facility of Payment	55
7.3	Claims Procedure	55
7.4	Effect of Specific References	58
7.5	Claimant Must Exhaust the Plan’s Claims Procedures Before Filing in Court	58
7.6	Limitations on Actions	60
7.7	Restriction on Venue	61
ARTICLE VIII.	Miscellaneous	62
8.1	No Guarantee of Employment	62
8.2	Nonalienation of Benefits	62
8.3	Unfunded Plan	62
8.4	Action by the Company	62
8.5	Indemnification	63
8.6	Code Section 409A	63
8.7	Authorized Transfers	63
ARTICLE IX.	Amendment and Termination	64
9.1	Continuation of the Plan	64
9.2	Amendments	64
9.3	Termination	65
ARTICLE X.	ERISA Plan Structure	66
ARTICLE XI.	Applicable Law	68
ARTICLE XII.	Signature	69
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PepsiCo Pension Equalization Plan – Pre-409A Program

APPENDIX	Foreward	70
	ARTICLE A Accruals for 1993 and 1994	71
	ARTICLE B Plan Document Applicable to Pre-2005 Participants	74
	ARTICLE PFS PFS Special Early Retirement Benefit	85
	ARTICLE PBG PBG Pre-409A	87
	ARTICLE I — Foreword	89
	ARTICLE II — Definitions and Construction	89
	ARTICLE III — Participation and Service	99
	ARTICLE IV — Requirements for Benefits	99
	ARTICLE V — Amount of Retirement Pension	105
	ARTICLE VI — Distribution Options	114
	APPENDIX Foreword	125
	ARTICLE A — 1993 Accruals	125
	ARTICLE P98 — PepsiCo Special Early Retirement Benefit	127
	ARTICLE IPO — Transferred and Transition Individuals	129
	ARTICLE PAC - Guiding Principles Regarding Benefit Plan Committee Appointments	131

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PepsiCo Pension Equalization Plan – Pre-409A Program

Article I.
Foreword

The PepsiCo Pension Equalization Plan (“PEP” or “Plan”) has been established by PepsiCo for the benefit of salaried employees of the PepsiCo Organization who participate in the PepsiCo Salaried Employees Retirement Plan (“Salaried Plan”). PEP provides benefits for eligible employees whose pension benefits under the Salaried Plan are limited by the provisions of the Internal Revenue Code of 1986, as amended. In addition, PEP provides benefits for certain eligible employees based on the pre-1989 Salaried Plan formula.
1989 Document. The Plan was amended and restated in its entirety effective as of January 1, 1989. The provisions of the Plan in effect prior to January 1, 1989 govern the rights and benefits of employees whose Credited Service ended before that date (and as necessary, before the effective date of any provision with a different pre-1989 effective date).
2005 Document. This document (the “Pre-409A PepsiCo PEP Document”) was first effective as of January 1, 2005 (the “Effective Date”) and was restated to reflect amendments through December 31, 2008. It generally retained without modification the provisions of the 1989 restatement. However, it was clarified to reflect that it set forth the terms of the Plan applicable to benefits that were grandfathered under Section 409A, i.e., generally, benefits that were both earned and vested on or before December 31, 2004 (the “Pre-409A Program”).
2016 Restatement. The previous restatement of the Pre-409A PepsiCo PEP Document was effective as of April 1, 2016. There were no material modifications made to the Pre-409A PepsiCo PEP Document as a result of the 2016 restatement. The Pre-409A PepsiCo
PepsiCo Pension Equalization Plan – Pre-409A Program

PEP Document continues generally to retain without modification the provisions of the 1989 restatement.
The 2016 restatement reflected amendments through April 1, 2016, including amendments to reflect the merger into this Plan of the PBG Pension Equalization Plan (“PBG PEP”), effective at the end of the day on December 31, 2011. The PBG PEP document that was in effect on October 3, 2004 as amended through January 1, 2011 (“Pre-409A PBG PEP Document”) and as subsequently amended from time to time is attached hereto as Appendix Article PBG Pre-409A; it continues to govern PBG PEP benefits that were grandfathered under Section 409A and that were subject to the Pre-409A PBG PEP Document prior to the Plan merger, except for certain administrative provisions now governed by the main portion of the Pre-409A PepsiCo PEP Document as is explained in Appendix Article PBG Pre-409A. There has been no change to the time or form of payment of benefits that are subject to Section 409A under either the PepsiCo PEP Program or the PBG PEP Program that would constitute a material modification within the meaning of Treas. Reg.§ 1.409A-6(a)(4) as a result of the merger or the revisions to the Pre-409A PepsiCo PEP Document and Pre-409A PBG PEP document.
2021 Restatement. This restatement reflects amendments through January 1, 2021, including provisions that (i) reflect updates to the Salaried Plan’s actuarial factors that became effective January 1, 2019, and (ii) provide related nonqualified enhancements with respect to Participants’ 409A and Pre-409A accruals.
409A Program. All benefits under the Plan that are earned or vested after January 1, 1989 shall be governed by the Plan Document for the Section 409A Program (the “409A Program”). Together, this document (the Pre-409A PepsiCo PEP Document) and the Plan Document for the Section 409A Program describe the terms of a single plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

Preservation of Pre-409A Program Within PEP Plan. This document (the Pre-409A PepsiCo PEP Document) has been modified to clarify (without any material modification) the integration of the Pre-409A Program with the 409A Program. However, amounts subject to the terms of this Pre-409A Program and amounts subject to the terms of the 409A Program shall be tracked separately at all times. The preservation of the terms of the Pre-409A Program, without material modification, and the separation between the 409A Program amounts and the Pre-409A Program amounts are intended to be sufficient to permit the Pre-409A Program to remain exempt from Section 409A as a program of grandfathered benefits.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article II.
Definitions and Construction

2.1    Definitions: This section provides definitions for certain words and phrases. Where the following words and phrases, in boldface and underlined, appear in this Plan with initial capitals they shall have the meaning set forth below, unless a different meaning is plainly required by the context.
Accrued Benefit: The Pension payable at Normal Retirement Date determined in accordance with Article V, based on the Participant’s Highest Average Monthly Earnings and Credited Service at the date of determination.
Actuarial Equivalent: Except as otherwise specifically set forth in the Plan or any Appendix to the Plan with respect to a specific benefit determination, a benefit of equivalent value computed on the basis of the factors set forth below. The application of the following assumptions to the computation of benefits payable under the Plan shall be done in a uniform and consistent manner. In the event the Plan is amended to provide new rights, features or benefits, the following actuarial factors shall not apply to these new elements unless specifically adopted by the amendment.
(1) Annuities and Inflation Protection:
(i)     Annuity Starting Dates After December 31, 2018: To determine the amount of a Pension payable as of an Annuity Starting Date after December 31, 2018 (A) in the form of a Qualified Joint and Survivor Annuity or other form of survivor annuity, (B) as an annuity with inflation protection, or (C) as a period certain and life annuity or other death benefit annuity, the Plan Administrator shall specify the factors that are to be used. Effective January 1,

PepsiCo Pension Equalization Plan – Pre-409A Program

2019, the factors specified by the Plan Administrator are set forth in Schedule 1 below. Subsequently, the Plan Administrator may specify new factors for these and other forms of payment, in its sole and absolute discretion, by a resolution adopted by the Plan Administrator. A Participant’s benefit under the Pre-409A Program shall be determined under the actuarial factors specified and in effect as of the Annuity Starting Date of the Participant’s benefit. For the avoidance of doubt, it is expressly intended and binding upon Participants that any actuarial factors for forms of payment specified by the Plan Administrator may be applied retroactively to previously accrued benefits, and without regard to the factors that previously applied for such purpose. In particular, in adjusting benefits under the Plan using the factors in Schedule 1 (below), the right to a benefit that is not less than would have applied under the prior basis for this adjustment shall not apply (even when, for example, it would apply under the Salaried Plan with respect to the 2019 Salaried Plan Factors). For this purpose, the phrase “2019 Salaried Plan Factors” refers to the new factors that appear in the Salaried Plan’s definition of “Actuarial Equivalent” effective for annuity starting dates (as defined under the Salaried Plan) on or after January 1, 2019. If a Participant elects a survivor, period certain annuity or other death benefit annuity with inflation protection, Schedule 1(a) shall apply to adjust the Single Life Annuity for the survivor benefit, period certain or other death benefit, and Schedule 1(b) or (c) shall apply solely to adjust for the elected inflation protection (for this purpose and as applies generally when determining an Actuarial Equivalent, the adjustment resulting from applying these factors from separate Schedules shall

PepsiCo Pension Equalization Plan – Pre-409A Program

be determined using an actuarial computation method that is reasonable and applied consistently to similarly situated participants).
SCHEDULE 1

Date	Mortality Table Factors	Interest Rate Factor
(a) Annuity Starting Dates on or After 1/1/2019 Except for Inflation Protection	The 2019 mortality table*	5%
(b) Annuity Starting Dates on or After 1/1/2019 for 5% Inflation Protection	The 2019 mortality table*	4.2%
(c) Annuity Starting Dates on or After 1/1/2019 for 7% Inflation Protection	The 2019 mortality table*	4.6%
*As this term is defined in the Salaried Plan’s definition of “Actuarial Equivalent”
(ii)    Annuity Starting Dates Before January 1, 2019: To determine the amount of a Pension payable as of an Annuity Starting Date before January 1, 2019, and in the form of a Qualified Joint and Survivor Annuity or other form of survivor annuity, or as an annuity with inflation protection, the factors applicable as of such time for such purposes under the Salaried Plan shall apply. However, in determining a Pre-409A Pension payable as of an Annuity Starting Date before January 1, 2019, no change in such factors occurring on or after the Effective Date in the basis for determining the amount of an annuity form of payment from that in effect as of December 31, 2004 shall be taken into account to the extent it would result in a larger annuity (but this sentence shall not apply for purposes of Section 5.1(b)(3), relating to the “Limit on the Pre-409A Pension Benefit”).
(2) Lump Sums: To determine the lump sum value of a Pension, or a Pre-Retirement Spouse’s Pension under Section 4.6, the factors applicable for such purposes under the Salaried Plan shall apply, except that when the term “PBGC Rate” is used in the Salaried Plan in this context it shall mean “PBGC Rate” as defined in this Plan. However, in determining a Pre-409A

PepsiCo Pension Equalization Plan – Pre-409A Program

Pension, no amendment, which is effective on or after the Effective Date, to the Salaried Plan’s provisions for determining lump sums from those in effect as of December 31, 2004 shall be taken into account to the extent that doing so is expected to result in a larger lump sum (or in the case of a Salaried Plan amendment that becomes effective on or after January 1, 2015, a different lump sum, unless this Pre-409A Program document is amended to expressly apply the Salaried Plan amendment in determining a Pre-409A Pension), but this sentence shall not apply for purposes of Section 5.1(b)(3), relating to the “Limit on the Pre-409A Pension Benefit.” For example, therefore, the Salaried Plan amendment that adopted Pension Protection Act factors for lump sums effective January 1, 2008 is generally taken into account under the Pre-409A Program, but the Salaried Plan amendment that changed the “lookback period” and “stability period” for lump sums effective January 1, 2015 is not taken account under the Pre-409A Program, except for purposes of Section 5.1(b)(3).
(3) Other Cases: To determine the adjustment to be made in the Pension payable to or on behalf of a Participant in other cases (including to reduce a Vested Pension for early commencement), the factors are those applicable for such purpose under the Salaried Plan. However, in determining a Pre-409A Pension, no change occurring on or after the Effective Date in such factors from those in effect as of December 31, 2004 shall be taken into account to the extent that it would result in a larger pension (but this sentence shall not apply for purposes of Section 5.1(b)(3), relating to the “Limit on the Pre-409A Pension Benefit”).

PepsiCo Pension Equalization Plan – Pre-409A Program

Advance Election: A Participant’s election to receive his Pre-409A Retirement Pension as a Single Lump Sum or an Annuity, made in compliance with the requirements of Section 6.3.
Annuity: A Pension payable as a series of monthly payments for at least the life of the Participant.
Annuity Starting Date: The Annuity Starting Date shall be the first day of the first period for which an amount is payable under this Plan as an annuity or in any other form. A Participant who: (1) is reemployed after his initial Annuity Starting Date, and (2) is entitled to benefits hereunder after his reemployment, shall have a subsequent Annuity Starting Date for such benefits only to the extent provided in Section 6.3(d).
Authorized Leave of Absence: Any absence authorized by an Employer under the Employer’s standard personnel practices, whether paid or unpaid.
Cashout Limit: The annual dollar limit on elective deferrals under Code section 402(g)(1)(B), as in effect from time to time.
Code: The Internal Revenue Code of 1986, as amended from time to time. All references herein to particular Code Sections shall also refer to any successor provisions and shall include all related regulations, interpretations and other guidance.
Company: PepsiCo, Inc., a corporation organized and existing under the laws of the State of North Carolina or its successor or successors.
Covered Compensation: “Covered Compensation” as that term is defined in the Salaried Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

Credited Service: The period of a Participant’s employment, calculated in accordance with Section 3.3, which is counted for purposes of determining the amount of benefits payable to, or on behalf of, the Participant.
Disability Retirement Pension: The Retirement Pension available to a Participant under Section 4.5.
Early Retirement Pension: The Retirement Pension available to a Participant under Section 4.2.
Effective Date: The date upon which this document for the Pre-409A Program is generally effective, January 1, 2005. Certain identified provisions of the Plan may be effective on different dates, to the extent noted herein.
Eligible Spouse: The spouse of a Participant to whom the Participant is married on the earlier of the Participant’s Annuity Starting Date or the date of the Participant’s death.
Employee: An individual who qualifies as an “Employee” as that term is defined in the Salaried Plan.
Employer: An entity that qualifies as an “Employer” as that term is defined in the Salaried Plan.
ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.
FICA Amount: The Participant’s share of the Federal Insurance Contributions Act (FICA) tax imposed on the 409A Pension and Pre-409A Pension of the Participant under Code Sections 3101, 3121(a) and 3121(v)(2).

PepsiCo Pension Equalization Plan – Pre-409A Program

409A Program: The portion of the Plan that governs deferrals that are subject to Section 409A. The terms of the 409A Program are set forth in a separate document (or separate set of documents).
Guiding Principles Regarding Benefit Plan Committee Appointments: The guiding principles as set forth in Common Appendix Article PAC to be applied by the Chair of the PAC when selecting the members of the PAC.
Highest Average Monthly Earnings: “Highest Average Monthly Earnings” as that term is defined in the Salaried Plan, but without regard to the limitation imposed by section 401(a)(17) of the Code (as such limitation is interpreted and applied under the Salaried Plan).
Late Retirement Date: The Late Retirement Date shall be the first day of the month coincident with or immediately following a Participant’s actual Retirement Date occurring after his Normal Retirement Age.
Late Retirement Pension: The Retirement Pension available to a Participant under Section 4.4.
Normal Retirement Age: The Normal Retirement Age under the Plan is age 65 or, if later, the age at which a Participant first has 5 Years of Service.
Normal Retirement Date: A Participant’s Normal Retirement Date shall be the first day of the month coincident with or immediately following a Participant’s Normal Retirement Age.
Normal Retirement Pension: The Retirement Pension available to a Participant under Section 4.1.

PepsiCo Pension Equalization Plan – Pre-409A Program

Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.
PBGC: The Pension Benefit Guaranty Corporation, a body corporate within the Department of Labor established under the provisions of Title IV of ERISA.
PBGC Rate: The PBGC Rate is 120 percent of the interest rate, determined on the Participant’s Annuity Starting Date, that would be used by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination.
Pension: One or more payments that are payable to a person who is entitled to receive benefits under the Plan. The term “Pre-409A Pension” shall be used to refer to the portion of a Pension that is derived from the Pre-409A Program. The term “409A Pension” shall be used to refer to the portion of a Pension that is derived from the 409A Program.
PEP Election: A Participant’s election to receive his Pre-409A Retirement Pension in one of the Annuity forms available under Section 6.2, made in compliance with the requirements of Sections 6.3 and 6.4.
PepsiCo Administration Committee or PAC: The committee that has the responsibility for administration and operation of the Plan, as set forth in the Plan, as well as any other duties set forth therein. As of any time, the Chair of the PAC shall be the person who is then the Company’s Senior Vice President, Total Rewards, but if such position is vacant or eliminated, the Chair shall be the person who is acting to fulfill the majority of the duties of the position (or plurality of the duties, if no one is fulfilling a majority), as such duties existed immediately prior to the vacancy or the position

PepsiCo Pension Equalization Plan – Pre-409A Program

elimination.  The Chair shall appoint the other members of the PAC, applying the principles set forth in the Guiding Principles Regarding Benefit Plan Committee Appointments and acting promptly from time to time to ensure that there are four other members of the PAC, each of whom shall have experience and expertise relevant to the responsibilities of the PAC.  At least two times each year, the PAC shall prepare a written report of its significant activities that shall be available to any U.S.-based executive of the Company who is at least a senior vice president.
PepsiCo Organization: The controlled group of organizations of which the Company is a part, as defined by Code section 414 and regulations issued thereunder. An entity shall be considered a member of the PepsiCo Organization only during the period it is one of the group of organizations described in the preceding sentence.
Plan: The PepsiCo Pension Equalization Plan, the Plan set forth herein and in the 409A Program document(s), as the Plan may be amended from time to time (subject to the limitations on amendment that are applicable hereunder and under the 409A Program). The Plan is also sometimes referred to as PEP, or as the PepsiCo Pension Benefit Equalization Plan.
Plan Administrator: The PAC, or its delegate or delegates. The Plan Administrator shall have authority to administer the Plan as provided in Article VII.
Plan Year: The 12-month period commencing on January 1 and ending on December 31.
Post-2004 Participant: Any Participant who is not a Pre-2005 Participant.

PepsiCo Pension Equalization Plan – Pre-409A Program

Pre-409A Program: The program described in this document (and as necessary, predecessor documents to this document that are described in the Foreword). The term “Pre-409A Program” is used to identify the portion of the Plan that is not subject to Section 409A.
Pre-Retirement Spouse’s Pension: The Pension available to an Eligible Spouse under the Plan. The term “Pre-Retirement Spouse’s Pre-409A Pension” shall be used to refer to the Pension available to an Eligible Spouse under Section 4.6 of this document.
Pre-2005 Participant: A Participant who is not employed by the PepsiCo Organization after December 31, 2004, and whose rights to a Pension are solely based on the legally binding rights (i) that he had on (or before) December 31, 2004, and (ii) that were not materially modified after October 3, 2004.
Primary Social Security Amount: In determining Pension amounts, Primary Social Security Amount shall mean:
(1) For purposes of determining the amount of a Retirement, Vested or Pre-Retirement Spouse’s Pension, the Primary Social Security Amount shall be the estimated monthly amount that may be payable to a Participant commencing at age 65 as an old-age insurance benefit under the provisions of Title II of the Social Security Act, as amended. Such estimates of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the following assumptions:

PepsiCo Pension Equalization Plan – Pre-409A Program

(i) That the Participant’s social security wages in any year prior to Retirement or severance are equal to the Taxable Wage Base in such year, and
(ii) That he will not receive any social security wages after Retirement or severance.
However, in computing a Vested Pension under Formula A of Section 5.2, the estimate of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the assumption that he continued to receive social security wages until age 65 at the same rate as the Taxable Wage Base in effect at his severance from employment. For purposes of this subsection, “social security wages” shall mean wages within the meaning of the Social Security Act.
(2) For purposes of determining the amount of a Disability Pension, the Primary Social Security Amount shall be (except as provided in the next sentence) the initial monthly amount actually received by the disabled Participant as a disability insurance benefit under the provisions of Title II of the Social Security Act, as amended and in effect at the time of the Participant’s retirement due to disability. Notwithstanding the preceding sentence, for any period that a Participant receives a Disability Pension before receiving a disability insurance benefit under the provisions of Title II of the Social Security Act, then the Participant’s Primary Social Security Amount for such period shall be determined pursuant to paragraph (1) above.

PepsiCo Pension Equalization Plan – Pre-409A Program

(3) For purposes of paragraphs (1) and (2), the Primary Social Security Amount shall exclude amounts that may be available because of the spouse or any dependent of the Participant or any amounts payable on account of the Participant’s death. Estimates of Primary Social Security Amounts shall be made on the basis of the Social Security Act as in effect at the Participant’s Severance from Service Date, without regard to any increases in the social security wage base or benefit levels provided by such Act which take effect thereafter.
Qualified Joint and Survivor Annuity: An Annuity which is payable to the Participant for life with 50 percent of the amount of such Annuity payable after the Participant’s death to his surviving Eligible Spouse for life. If the Eligible Spouse predeceases the Participant, no survivor benefit under a Qualified Joint and Survivor Annuity shall be payable to any person. The amount of a Participant’s monthly payment under a Qualified Joint and Survivor Annuity shall be reduced to the extent provided in sections 5.1 and 5.2, as applicable.
Retirement: Termination of employment for reasons other than death after a Participant has fulfilled the requirements for either a Normal, Early, Late, or Disability Retirement Pension under Article IV.
Retirement Date: The date on which a Participant’s Retirement is considered to commence. Retirement shall be considered to commence on the day immediately following: (i) a Participant’s last day of employment, or (ii) the last day of an Authorized Leave of Absence, if later. Notwithstanding the preceding sentence, in the case of a Disability Pre-409A Retirement Pension, Retirement shall be considered as

PepsiCo Pension Equalization Plan – Pre-409A Program

commencing on the Participant’s retirement date applicable for such purpose under the Salaried Plan.
Retirement Pension: The Pension payable to a Participant upon Retirement under the Plan. The term “Pre-409A Retirement Pension” shall be used to refer to the portion of a Retirement Pension that is derived from the Pre-409A Program. The term “409A Retirement Pension” shall be used to refer to the portion of a Retirement Pension that is derived from the 409A Program.
Salaried Plan: The PepsiCo Salaried Employees Retirement Plan, as it may be amended from time to time.
Section 409A: Section 409A of the Code.
Service: The period of a Participant’s employment calculated in accordance with Section 3.2 for purposes of determining his entitlement to benefits under the Plan.
75 Percent Survivor Annuity: An Annuity which is payable to the Participant for life with 75 percent of the amount of such Annuity payable after the Participant’s death to his surviving Eligible Spouse for life. If the Eligible Spouse predeceases the Participant, no survivor benefit under a 75 Percent Survivor Annuity shall be payable to any person. The amount of a Participant’s monthly payment under a 75 Percent Survivor Annuity shall be reduced to the extent provided in sections 5.1 and 5.2, as applicable.
Severance from Service Date: The date on which an Employee’s period of service is deemed to end, determined in accordance with Article III of Part B of the Salaried Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

Single Life Annuity: A level monthly Annuity payable to a Participant for his life only, with no survivor benefits to his Eligible Spouse or any other person.
Single Lump Sum: The distribution of a Participant’s total Pre-409A Pension in the form of a single payment.
Social Security Act: The Social Security Act of the United States, as amended, an enactment providing governmental benefits in connection with events such as old age, death and disability. Any reference herein to the Social Security Act (or any of the benefits provided thereunder) shall be taken as a reference to any comparable governmental program of another country, as determined by the Plan Administrator, but only to the extent the Plan Administrator judges the computation of those benefits to be administratively feasible.
Taxable Wage Base: The contribution and benefit base (as determined under section 230 of the Social Security Act) in effect for the Plan Year.
Vested Pension: The Pension available to a Participant under Section 4.3. The term “Pre-409A Vested Pension” shall be used to refer to the portion of a Vested Pension that is derived from the Pre-409A Program. The term “409A Vested Pension” shall be used to refer to the portion of a Vested Pension that is derived from the 409A Program.
2.2    Construction: The terms of the Plan shall be construed in accordance with this section.
(a)    Gender and Number: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.

PepsiCo Pension Equalization Plan – Pre-409A Program

(b)    Compounds of the Word “Here”: The words “hereof”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section.
(c)    Examples: Whenever an example is provided or the text uses the term “including” followed by a specific item or items, or there is a passage having a similar effect, such passages of the Plan shall be construed as if the phrase “without limitation” followed such example or term (or otherwise applied to such passage in a manner that avoids limits on its breadth of application).
(d)    Subdivisions of the Plan Document: This Plan document is divided and subdivided using the following progression: articles, sections, subsections, paragraphs, subparagraphs, and clauses, and sub-clauses. Articles are designated by capital roman numerals. Sections are designated by Arabic numerals containing a decimal point. Subsections are designated by lower-case letters in parentheses. Paragraphs are designated by Arabic numerals in parentheses. Subparagraphs are designated by lower-case roman numerals in parentheses. Clauses are designated by upper-case letters in parentheses. Sub-clauses are designated by upper-case roman numerals in parentheses. Any reference in a section to a subsection (with no accompanying section reference) shall be read as a reference to the subsection with the specified designation contained in that same section. A similar rule shall apply with respect to paragraph references within a subsection and subparagraph references within a paragraph.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article III.
Participation and Service

3.1    Participation: An Employee shall be a Participant in the Plan during the period:
(a)    When he would be currently entitled to receive a Pension under the Plan if his employment terminated at such time, or
(b)    When he would be so entitled but for the vesting requirement of Section 4.7.
It is expressly contemplated that an Employee, who is entitled to receive a Pension under the Plan as of a particular time, may subsequently cease to be entitled to receive a Pension under the Plan.
3.2    Service: A Participant’s entitlement to a Pension and to a Pre-Retirement Spouse’s Pension for his Eligible Spouse shall be determined under Article IV based upon his period of Service. A Participant’s period of Service shall be determined under Article III of Part B of the Salaried Plan.
3.3    Credited Service: The amount of a Participant’s Pension and a Pre-Retirement Spouse’s Pension shall be based upon the Participant’s period of Credited Service, as determined under Article III of Part B of the Salaried Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article IV.
Requirements for Benefits

A Participant shall be entitled to receive a Pre-409A Pension and a surviving Eligible Spouse shall be entitled to certain survivor benefits as provided in this Article. The amount of any such Pre-409A Pension or survivor benefit shall be determined in accordance with Article V.
4.1    Normal Pre-409A Retirement Pension: A Participant shall be eligible for a Normal Pre-409A Retirement Pension if he meets the requirements for a Normal Retirement Pension in Section 4.1 of Part B of the Salaried Plan (except that no change occurring on or after the Effective Date in such requirements, from those in effect as of December 31, 2004, shall be taken into account). In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension, the Participant’s status under this Section 4.1 shall be fixed as of December 31, 2004.
4.2    Early Pre-409A Retirement Pension: A Participant shall be eligible for an Early Pre-409A Retirement Pension if he meets the requirements for an Early Retirement Pension in Section 4.2 of Part B of the Salaried Plan (except that no change occurring on or after the Effective Date in such requirements, from those in effect as of December 31, 2004, shall be taken into account). In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension, the Participant’s status under this Section 4.2 shall be fixed as of December 31, 2004.
4.3    Pre-409A Vested Pension: A Participant who is vested under Section 4.7 shall be eligible to receive a Pre-409A Vested Pension if his employment in an eligible classification under Part B of the Salaried Plan is terminated before he is eligible for a Normal Pre-409A Retirement Pension or an Early Pre-409A Retirement Pension (except that no change occurring on or after the Effective Date in such requirements, from those in effect as of December 31, 2004, shall be taken into account).

PepsiCo Pension Equalization Plan – Pre-409A Program

A Participant who terminates employment prior to satisfying the vesting requirement in Section 4.7 shall not be eligible to receive a Pension under this Plan. In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension, the Participant’s status under this Section 4.3 shall be fixed as of December 31, 2004.
4.4    Late Pre-409A Retirement Pension: A Participant who continues employment after his Normal Retirement Age shall not receive a Pension until his Late Retirement Date. Thereafter, a Participant shall be eligible for a Late Pre-409A Retirement Pension determined in accordance with Section 4.4 of Part B of the Salaried Plan (except that the following shall not be taken into account – (i) any change occurring on or after the Effective Date in the requirements of such section from those in effect as of December 31, 2004, (ii) any requirement for notice of suspension under ERISA section 203(a)(3)(B), or (iii) any adjustment as under Section 5.7(d) of Part B of the Salaried Plan). In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Pension, the Participant’s status under this Section 4.4 shall be fixed as of December 31, 2004.
4.5    Pre-409A Disability Retirement Pension: A Participant shall be eligible for a Pre-409A Disability Retirement Pension if he meets the requirements for a Disability Retirement Pension under the Part B of the Salaried Plan (except that no change occurring on or after the Effective Date in such requirements, from those in effect as of December 31, 2004, shall be taken into account). In determining the amount (but not the form and time of payment) of a Participant’s Pre-409A Disability Retirement Pension under this Section 4.5, the Participant’s status under this Section 4.5 shall be fixed as of December 31, 2004.
4.6    Pre-Retirement Spouse’s Pre-409A Pension: A Pre-Retirement Spouse’s Pre-409A Pension is payable under this section only in the event the Participant dies prior to his

PepsiCo Pension Equalization Plan – Pre-409A Program

Annuity Starting Date. Any Pre-Retirement Spouse’s Pre-409A Pension payable under this section shall commence as of the same time as the corresponding pre-retirement spouse’s pension under the Salaried Plan (except that no change occurring on or after the Effective Date in the Salaried Plan’s requirements for such pension, from those in effect as of December 31, 2004, shall be taken into account), subject to Section 4.9.
(a) Active, Disabled and Retired Employees: A Pre-Retirement Spouse’s Pre-409A Pension shall be payable under this subsection to a Participant’s Eligible Spouse (if any) who is entitled under the Salaried Plan to a pre-retirement spouse’s pension for survivors of active, disabled and retired employees (but if the Participant dies after December 31, 2004, this subsection shall only apply if the Participant had met the eligibility requirements for a Retirement Pension on December 31, 2004). The amount of such Pension shall be determined in accordance with the provisions of Section 5.3.
(b) Vested Employees: A Pre-Retirement Spouse’s Pre-409A Pension shall be payable under this subsection to a Participant’s Eligible Spouse (if any) who is entitled under the Salaried Plan to the pre-retirement spouse’s pension for survivors of vested terminated Employees (but if the Participant dies after December 31, 2004, this subsection shall apply if the Participant had met the requirements for a Vested Pension, but not those for a Retirement Pension, on December 31, 2004). The amount (if any) of such Pension shall be determined in accordance with the provisions of Section 5.3. If pursuant to this Section 4.6(b) a Participant has Pre-Retirement Spouse’s coverage in effect for his Eligible Spouse, any Pension calculated for the Participant under Section 5.2(b) shall be reduced for each year such coverage is in effect by the applicable

PepsiCo Pension Equalization Plan – Pre-409A Program

percentage set forth below (based on the Participant’s age at the time the coverage is in effect) with a pro rata reduction for any portion of a year. No reduction shall be made for coverage in effect within the 90-day period following a Participant’s termination of employment.

Attained Age	Annual Charge

Up to 35.0%
35 -- 39.075%
40 -- 44.1%
45 -- 49.175%
50 -- 54.3%
55 -- 59.5%
60 -- 64.5%

4.7    Vesting: A Participant shall be fully vested in, and have a nonforfeitable right to, his Accrued Benefit at the time he becomes fully vested in his accrued benefit under the Salaried Plan.
4.8    Time of Payment: The distribution of a Participant’s Pre-409A Pension shall commence as of the time specified in Section 6.1. Any increase in a Participant’s Pre-409A Pension for interest due to a delay in payment, by application of Section 3.1(e) of Part A of the Salaried Plan when calculating the Participant’s Pre-409A Pension, shall accrue entirely under the 409A Program and be paid (subject to the last sentence of this Section) at the same time and in the same form that the Participant’s 409A Pension is paid. Accordingly, if a Participant is entitled to an interest adjustment for a delay in payment of his Pre-409A Pension, the amount of such interest adjustment shall be limited to that which may be paid as part of the Participant’s 409A Pension, consistent with Section 409A’s payment rules and the limitation in the next sentence. Notwithstanding any provision of the Salaried

PepsiCo Pension Equalization Plan – Pre-409A Program

Plan to the contrary, including Section 4.8(e), a Participant shall not receive interest for a delay in payment of his 409A Pension or Pre-409A Pension to the extent the delay is caused by the Participant.
4.9    Cashout Distributions: Notwithstanding the availability or applicability of a different form of payment under Article VI, the following rules shall apply in the case of certain small benefit Annuity payments:
(a)    Distribution of Participant’s Pre-409A Pension: If on the applicable benefit commencement date the Actuarial Equivalent lump sum value of the Participant’s Pre-409A Pension is equal to or less than the Cashout Limit, the Plan Administrator shall distribute to the Participant such lump sum value of the Participant’s Pre-409A Pension. Notwithstanding the preceding sentence, for commencement dates prior to December 1, 2012, a Participant shall be cashed out under this subsection if, at the Participant’s commencement date, the Actuarial Equivalent lump sum value of the Participant’s PEP Pension is equal to or less than $15,000 ($10,000 in the case of a Pre-2005 Participant). Such lump sum (or portion thereof) representing the Participant’s Pre-409A Pension shall be paid pursuant to the terms of this Pre-409A Program. The applicable benefit commencement date shall be:
(1)    Prior to December 1, 2012, the commencement date of any 409A Pension to which the Participant is entitled or, in the event the Participant is not entitled to a 409A Pension, the first of the month following the Participant’s termination of employment date (however, if the lump sum value as of that date is too great to make the distribution, but the lump sum value is not too great as of his Annuity Starting Date under the terms of this Pre-409A

PepsiCo Pension Equalization Plan – Pre-409A Program

Program, such Annuity Starting Date shall be the applicable commencement date); and
(2)     Beginning as of December 1, 2012, the first of the month following the Participant’s termination of employment date (however, if the lump sum value as of that date is too great to make the distribution, but the lump sum value is not too great as of his Annuity Starting Date under the terms of this Pre-409A Program, such Annuity Starting Date shall be the applicable commencement date).
(b)    Distribution of Pre-Retirement Spouse’s Pre-409A Pension Benefit: If on the Eligible Spouse’s applicable benefit commencement date, the Actuarial Equivalent lump sum value of the PEP Pre-Retirement Spouse’s Pre-409A Pension to be paid is equal to or less than the Cashout Limit, the Plan Administrator shall distribute to the Eligible Spouse such lump sum value of the PEP Pre-Retirement Spouse’s Pre-409A Pension. Notwithstanding the preceding sentence, for commencement dates prior to December 1, 2012, an Eligible Spouse shall be cashed out under this subsection if the Actuarial Equivalent lump sum value of the Eligible Spouse’s PEP Pre-Retirement Spouse’s Pension is equal to or less than $15,000 ($10,000 in the case of a Pre-2005 Participant). Such lump sum (or portion thereof) representing the Eligible Spouse’s Pre-Retirement Spouse’s Pre-409A Pension shall be paid pursuant to the terms of this Pre-409A Program. The applicable benefit commencement date shall be:
(1)     Prior to December 1, 2012, the commencement date of any Pre-Retirement Spouse’s 409A Pension to which the Eligible Spouse

PepsiCo Pension Equalization Plan – Pre-409A Program

is entitled or, in the event the Eligible Spouse is not entitled to a Pre Retirement Spouse’s 409A Pension, the first of the month following the Participant’s death (however, if the lump sum value as of that date is too great to make the distribution, but the lump sum value is not too great as of the date that would be the Eligible Spouse’s benefit commencement date under the terms of this Pre-409A Program, such benefit commencement date shall be the applicable commencement date); and
(2)     Beginning as of December 1, 2012, the first of the month following the Participant’s death (however, if the lump sum value as of that date is too great to make the distribution, but the lump sum value is not too great as of the date that would be the Eligible Spouse’s benefit commencement date under the terms of this Pre-409A Program, such benefit commencement date shall be the applicable commencement date).
(c)    Special Cashout of Pre-409A Vested Pensions: Notwithstanding subsection (a) above, the Plan Administrator shall have discretion under this subsection to cash out a Pre-409A Vested Pension in a single lump sum prior to the date that would apply under subsection (a).
(1)    The Plan Administrator shall have discretion under this subsection to cash out in a single lump sum any Pre-409A Vested Pension that, as of December 1, 2012 – (i) has not otherwise had its Annuity Starting Date occur, (ii) has an Actuarial Equivalent lump sum value that is equal to or less than the Cashout Limit as of such date, and (iii) is practicable to calculate and

PepsiCo Pension Equalization Plan – Pre-409A Program

distribute (as determined pursuant to the exercise of the Plan Administrator’s discretion), with such cashout being made on December 1, 2012.
(2)    The Plan Administrator shall also have discretion under this subsection to cash out in a single lump sum any Pre-409A Vested Pension that, as of the first day of any month in 2013 or 2014 specified by the Plan Administrator pursuant to the exercise of its discretion – (i) has not otherwise had its Annuity Starting Date occur, (ii) has an Actuarial Equivalent lump sum value that is equal to or less than the Cashout Limit as of such date, and (iii) is practicable to calculate and distribute (as determined pursuant to the exercise of the Plan Administrator’s discretion), with such cashout being made on the first day of the month specified.
Not later than November 30, the Plan Administrator shall memorialize in writing the exercise of its discretion under this subsection to select Vested Pensions for cashout on December 1, 2012, through the creation of a written list (in either hard copy or electronic form) of Participants with Pre-409A Vested Pensions who will be cashed out. In addition, not later than the day before the date specified pursuant to paragraph (2) above, the Plan Administrator shall memorialize in writing the exercise of its discretion under this subsection to select Vested Pensions for cashout on the specified date, through the creation of a written list (in either hard copy or electronic form) of Participants with Pre-409A Vested Pensions who will be cashed out.
Any lump sum distributed under this section shall be in lieu of the Pension that otherwise would be distributable to the Participant or Eligible Spouse hereunder. To the extent necessary to preserve the grandfathered status of Pre-409A Pensions, the cashout provisions described in

PepsiCo Pension Equalization Plan – Pre-409A Program

subsections (a) through (c) above are intended to operate in conformance with the rules for “limited cashout” features within the meaning of Treasury Regulation sections 1.409A-3(j)(4)(v) and 1.409A-6(a)(4)(i)(E), and they shall be interpreted and applied consistently with this regulation. No Participant or Eligible Spouse shall be given a direct or indirect election with respect to whether the Participant’s Vested Pension or the Pre-Retirement Spouse’s Pension will be cashed out under this section.
4.10    Reemployment of Certain Participants: In the case of a current or former Participant who is reemployed and is eligible to reparticipate in the Salaried Plan after his Annuity Starting Date, payment of his Pre-409A Pension will be suspended if payment of his Salaried Plan pension is suspended (or if payment would have been suspended pursuant to such provisions if (i) it were already in pay status, and (ii) changes in the Salaried Plan terms that occur after December 31, 2004 were disregarded). Thereafter, his Pre-409A Pension shall recommence at the time determined under Section 6.1 (even if the suspension of his Salaried Plan pension ceases earlier).

PepsiCo Pension Equalization Plan – Pre-409A Program

Article V.
Amount of Retirement Pension

When a Pension becomes payable to or on behalf of a Post-2004 Participant under this Plan, the amount of such Pre-409A Pension shall be determined under Section 5.1 or 5.3 (whichever is applicable), subject to any adjustments required under Sections 4.6(b), 5.4 and 5.5. In the case of a Pre-2005 Participant, the amount of such Participant’s Pre-409A Pension (or a Pre-Retirement Spouse’s Pre-409A Pension payable on his behalf) shall be determined as provided in Article B of the Appendix.
5.1    Participant’s Pre-409A Pension
(a) Calculating the Pre-409A Pension: In the case of a Post-2004 Participant, such Participant’s Pre-409A Pension shall be calculated as follows (on the basis specified in subsection (b) below and using the definitions appearing in subsection (c) below):
(1)     His Total Pension, reduced by
(2)     His Salaried Plan Pension.
(b) Basis for Determining: The Pre-409A Pension Benefit amount in subsection (a) above shall be the greater of the amount determined on the basis set forth in paragraph (1) or (2) below, but never more than the limitation specified in paragraph (3) below:
(1)    Present Value Method: The Pre-409A Pension Benefit amount under this paragraph shall be determined initially as a present value of the Participant’s benefit under subsection (a) as of December 31, 2004 (determined as if the Participant voluntarily terminated on that date without

PepsiCo Pension Equalization Plan – Pre-409A Program

cause, received a payment on the earliest possible commencement date (“Earliest Date”) thereafter, and such payment was in the form with the maximum value available to the Participant in connection with a termination at such time), using the Actuarial Equivalent lump sum factors in effect on such date (“2004 Lump Sum Factors”) to determine the present value. Such present value amount shall then be increased, if the Participant had not yet attained the Participant’s Earliest Date as of December 31, 2004, for both interest and survivorship through such Earliest Date, using the 2004 Lump Sum Factors.
(2)     Accrued Benefit Method: The Pre-409A Pension Benefit amount under this paragraph shall be based on the Participant’s Accrued Benefit as of December 31, 2004, but with such Accrued Benefit amount reduced for early commencement (where applicable based on the Participant’s actual Annuity Starting Date for his Pre-409A Pension), based upon the reduction factors for early commencement applicable to the Participant’s status as eligible for a retirement benefit (under Section 4.2) or a vested benefit (under Section 4.3), whichever applies.
(3)    Limit on the Pre-409A Pension Benefit: Notwithstanding paragraph (1) or (2) above, a Participant’s Pre-409A Pension Benefit amount shall never exceed the Participant’s Total Pension reduced by his Salaried Plan Pension, with each calculated as of the actual Annuity Starting Date of Participant’s Pre-409A Pension. For purposes of this paragraph (3), the provisions of Article IV that freeze the Participant’s status as of December 31, 2004 (or consider only the status on such date), and the provisions of this

PepsiCo Pension Equalization Plan – Pre-409A Program

document that bar taking into account Plan changes that are effective after December 31, 2004 shall not be taken into account.
(c) Definitions: The following definitions apply for purposes of this section.
(1) A Participant’s “Total Pension” means the greater of:
(i) The amount of the Participant’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of Part B of the Salaried Plan (relating to benefits that are deferred beyond the Participant’s Normal Retirement Date); or
(ii) The amount (if any) of the Participant’s PEP Guarantee under Section 5.2.
For purposes of subsection (b)(1) and (2), the determination in clause (i) and (ii) above shall be made (except, in the case of subsection (b)(2), with respect to early commencement reductions, which shall be made as of the Annuity Starting Date) as of December 31, 2004, and (except to the extent the provisions of the Plan specifically authorize taking into account subsequent changes) shall be made on the basis of the terms of the Salaried Plan without taking into account changes after December 31, 2004. As necessary to ensure the Participant’s receipt of a “greater of” benefit, the foregoing comparison between clause (i) and clause (ii) shall be made by reflecting, as applicable, the relative value of forms of payment.

PepsiCo Pension Equalization Plan – Pre-409A Program

(2) A Participant’s “Salaried Plan Pension” means the amount of the Participant’s pension determined under the terms of the Salaried Plan. For purposes of subsection (b)(1) and (2), the determination of a Participant’s Salaried Plan Pension shall be made (except, in the case of subsection (b)(2), with respect to early commencement reductions, which shall be made as of the Annuity Starting Date) as of December 31, 2004, and (except to the extent the provisions of the Plan specifically authorize taking into account subsequent changes) shall be made on the basis of the terms of the Salaried Plan without taking into account changes after December 31, 2004.
5.2    PEP Guarantee: A Post-2004 Participant who is eligible under subsection (a) below shall be entitled to a PEP Guarantee benefit determined under subsection (b) below. In the case of Participants who are not eligible under subsection (a), the PEP Guarantee shall not apply.
(a) Eligibility: A Participant shall be covered by this section if the Participant has 1988 pensionable earnings from an Employer of at least $75,000. For purposes of this section, “1988 pensionable earnings” means the Participant’s remuneration for the 1988 calendar year, within the meaning of the Salaried Plan as in effect in 1988. “1988 pensionable earnings” does not include remuneration from an entity attributable to any period when that entity was not an Employer.
(b) PEP Guarantee Formula: The amount of a Participant’s PEP Guarantee shall be determined under the applicable formula in paragraph (1), subject to the special rules in paragraph (2).
(1) Formulas: The amount of a Participant’s Pension under this paragraph shall be determined in accordance with subparagraph (i)

PepsiCo Pension Equalization Plan – Pre-409A Program

below. However, if the Participant was actively employed by the PepsiCo Organization in a classification eligible for the Salaried Plan prior to July 1, 1975, the amount of his Pension under this paragraph shall be the greater of the amounts determined under subparagraphs (i) and (ii), provided that subparagraph (ii)(B) shall not apply in determining the amount of a Vested Pension.
(i) Formula A: The Pension amount under this subparagraph shall be:
(A) 3 percent of the Participant’s Highest Average Monthly Earnings for the first 10 years of Credited Service, plus
(B) 1 percent of the Participant’s Highest Average Monthly Earnings for each year of Credited Service in excess of 10 years, less
(C) 1-2/3 percent of the Participant’s Primary Social Security Amount multiplied by years of Credited Service not in excess of 30 years.
In determining the amount of a Vested Pension under this Formula A, the Pension shall first be calculated on the basis of (I) the Credited Service the Participant would have earned had he remained in the employ of the Employer until his Normal Retirement Age, and (II) his Highest Average Monthly Earnings and Primary Social Security Amount at his Severance from Service Date, and then shall be reduced by multiplying the resulting amount by a fraction, the numerator of which is the Participant’s actual

PepsiCo Pension Equalization Plan – Pre-409A Program

years of Credited Service on his Severance from Service Date (or December 31, 2004, if earlier) and the denominator of which is the years of Credited Service he would have earned had he remained in the employ of an Employer until his Normal Retirement Age.
(ii)    Formula B: The Pension amount under this subparagraph shall be the greater of (A) or (B) below:
(A)    1-1/2 percent of Highest Average Monthly Earnings times the number of years of Credited Service, less 50 percent of the Participant’s Primary Social Security Amount, or
(B)    3 percent of Highest Average Monthly Earnings times the number of years of Credited Service up to 15 years, less 50 percent of the Participant’s Primary Social Security Amount.
In determining the amount of a Disability Pension under Formula A or B above, the Pension shall be calculated on the basis of the Participant’s Credited Service (determined in accordance with Section 3.3(d)(3) of the Salaried Plan, as in effect on December 31, 2004), and his Highest Average Monthly Earnings and Primary Social Security Amount at the date of disability (or as of such earlier date as may apply under Section 5.1(b)).
(2) Calculation: The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following special rules:
(i) Surviving Eligible Spouse’s Annuity: Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the

PepsiCo Pension Equalization Plan – Pre-409A Program

Participant has an Eligible Spouse, the Participant’s Eligible Spouse shall be entitled to receive a survivor annuity equal to 50 percent of the Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Participant. Annuity payments to a surviving Eligible Spouse shall begin on the first day of the month coincident with or following the Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s death. If the Eligible Spouse is more than 10 years younger than the Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.
(A) For each full year more than 10 but less than 21 that the surviving Eligible Spouse is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by 0.8 percent.
(B) For each full year more than 20 that the surviving Eligible Spouse is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by an additional 0.4 percent.
(ii) Reductions: The following reductions shall apply in determining a Participant’s PEP Guarantee.
(A) If the Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent for each month by which the benefit commencement date precedes the date the Participant would attain his Normal Retirement Date.

PepsiCo Pension Equalization Plan – Pre-409A Program

(B) If the Participant is entitled to a Vested Pension, the payment amount shall be reduced to the Actuarial Equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the Section 4.6(b) reductions for any Pre-Retirement Spouse’s coverage shall apply.
(C) This clause applies if the Participant will receive his Pension in a form that provides an Eligible Spouse benefit, continuing for the life of the surviving spouse, that is greater than that provided under subparagraph (i). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of the Pension otherwise payable under the foregoing provisions of this section.
(D) This clause applies if the Participant will receive his Pension in a form that provides a survivor annuity for a beneficiary who is not his Eligible Spouse. In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of a Single Life Annuity for the Participant’s life.
(E) This clause applies if the Participant will receive his Pension in an Annuity form that includes inflation protection described in Section 6.2(b). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit

PepsiCo Pension Equalization Plan – Pre-409A Program

payable on the Participant’s behalf is the Actuarial Equivalent of the elected Annuity without such protection.
(iii) Lump Sum Conversion: The amount of the Retirement Pension determined under this section for a Participant whose Retirement Pension will be distributed in the form of a lump sum shall be the Actuarial Equivalent of the Participant’s PEP Guarantee determined under this section, taking into account the value of any survivor benefit under subparagraph (i) above and any early retirement reductions under subparagraph (ii)(A) above.
5.3    Amount of Pre-Retirement Spouse’s Pre-409A Pension: The monthly amount of the Pre-Retirement Spouse’s Pre-409A Pension payable to a surviving Eligible Spouse of a Post-2004 Participant under Section 4.6 shall be determined under subsection (a) below.
(a) Calculation: An Eligible Spouse’s Pre-Retirement Spouse’s Pre-409A Pension shall be equal to:
(1)     The Eligible Spouse’s Total Pre-Retirement Spouse’s Pension, reduced by
(2)     The Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension.
(b) Definitions: The following definitions apply for purposes of this section.
(1) An Eligible Spouse’s “Total Pre-Retirement Spouse’s Pension” means the greater of:
(i) The amount of the Eligible Spouse’s pre-retirement spouse’s pension determined under the principles and limitations of

PepsiCo Pension Equalization Plan – Pre-409A Program

Section 5.1(b) and under the terms of the Salaried Plan in effect on December 31, 2004 (except as otherwise applicable under Section 5.1(b)), but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of the Salaried Plan (relating to benefits that are deferred beyond the Participant’s Normal Retirement Date); or
(ii) The amount (if any) of the Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension determined under the principles and limitations of Section 5.1(b) and under subsection (c).
In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated with reference to the specific time of payment applicable to the Eligible Spouse.
(2)    An “Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension” means the Pre-Retirement Spouse’s Pension that would be payable to the Eligible Spouse under the principles and limitations of Section 5.1(b) under the terms of the Salaried Plan in effect on December 31, 2004 (except as otherwise applicable under Section 5.1(b)).
(c) PEP Guarantee Pre-Retirement Spouse’s Pension: An Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension shall be determined in accordance with paragraph (1) or (2) below, whichever is applicable, with reference to the PEP Guarantee (if any) that would have been available to the Participant under Section 5.2.

PepsiCo Pension Equalization Plan – Pre-409A Program

(1) Normal Rule: The Pre-Retirement Spouse’s Pension payable under this paragraph shall be equal to the amount that would be payable as a survivor annuity, under a Qualified Joint and Survivor Annuity, if the Participant had:
(i) Separated from service on the earliest of the date of death, his actual Severance from Service Date;
(ii) Commenced a Qualified Joint and Survivor Annuity on the same date payments of the Qualified Pre-Retirement Spouse’s Pension are to commence; and
(iii) Died on the day immediately following such commencement.
If payment of a Pre-Retirement Spouse’s Pension under this paragraph commences or is deemed to commence prior to the date which would have been the Participant’s Normal Retirement Date, appropriate reductions for early commencement shall be applied to the Qualified Joint and Survivor Annuity upon which the Pre-Retirement Spouse’s Pension is based.
(2) Special Rule for Active and Disabled Employees: Notwithstanding paragraph (1) above, the Pre-Retirement Spouse’s Pension paid on behalf of a Participant described in Section 4.6(a) shall not be less than an amount equal to 25 percent of such Participant’s PEP Guarantee determined under Section 5.2 in accordance with the principles and limitations of Section 5.1(b) (if a comparable 25 percent benefit is available on behalf of the Participant

PepsiCo Pension Equalization Plan – Pre-409A Program

under the Salaried Plan). A Pre-Retirement Spouse’s Pension under this paragraph is not reduced for early commencement.
5.4    Certain Adjustments: Pensions determined under the foregoing sections of this Article are subject to adjustment as provided in this section. For purposes of this section, “specified plan” shall mean the Salaried Plan or a nonqualified pension plan similar to this Plan. A nonqualified pension plan is similar to this Plan if it is sponsored by a member of the PepsiCo Organization and if its benefits are not based on participant pay deferrals.
(a) Adjustments for Rehired Participants: This subsection shall apply to a current or former Participant who is reemployed after his Annuity Starting Date and whose benefit under the Salaried Plan is recalculated based on an additional period of Credited Service. In the event of any such recalculation, the Participant’s Pre-409A Pension shall also be recalculated hereunder. For this purpose, the PEP Guarantee under Section 5.2 is adjusted for in-service distributions and prior distributions in the same manner as benefits are adjusted under the Salaried Plan, but by taking into account benefits under this Plan and any specified plans.
(b) Adjustment for Increased Pension Under Other Plans: If the benefit paid under a specified plan on behalf of a Participant is increased after PEP benefits on his behalf have been determined (whether the increase is by order of a court, by agreement of the plan administrator of the specified plan, or otherwise), the PEP benefit for the Participant shall be recalculated. If the recalculation identifies an overpayment hereunder, the Plan Administrator shall take such steps as it deems advisable to recover the overpayment. It is specifically intended that there shall be no duplication of payments under this Plan and any specified plans.

PepsiCo Pension Equalization Plan – Pre-409A Program

5.5    Excludable Employment: Effective for periods of employment on or after June 30, 1997, an executive classified as level 22 or above (or the equivalent) whose employment by an Employer is for a limited duration assignment shall not become entitled to a benefit or to any increase in benefits in connection with such employment. In addition, in the case of agreements entered into after January 1, 2009, an executive who has signed a written agreement with the Company pursuant to which the individual either (i) waives eligibility under the Plan (even if the individual otherwise meets the definition of Employee under the Plan), or (ii) agrees not to participate in the Plan, shall not thereafter becomes entitled to a benefit or to any increase in benefits in connection with such employment (whichever applies). Written agreements may be entered into either before or after the executive becomes eligible for or begins participation in the Plan, and such written agreement may take any form that is deemed effective by the Company. All written agreements under this section 5.5 shall be irrevocable by the individual once executed.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article VI.
Distribution Options

The terms of this Article govern (i) the distribution of benefits to a Participant who becomes entitled to a Pre-409A Pension, and (ii) the continuation of benefits (if any) to such Participant’s beneficiary following the Participant’s death. Other than as set forth in section 4.9 (cashout distributions), a Pre-Retirement Spouse’s Pension derived from the Pre-409A Program shall be payable as an Annuity for the life of the Eligible Spouse (except as provided in Article VI of Part B of the Salaried Plan). The distribution of a 409A Pension is governed by the terms of the 409A Program.
6.1    Form and Timing of Distributions: This section shall govern the form and timing of distributions of Pre-409A Pensions that begin on or after March 1, 1992. Plan distributions that begin before that date shall be governed by the prior terms of the Plan. The provisions of this Section 6.1 are in all cases subject to the cashout rules set forth in Section 4.9.
(a) No Advance Election: This subsection shall apply to a Participant: (i) who does not have an Advance Election in effect as of the close of business on the day before his Retirement Date, or (ii) who terminates employment prior to Retirement. Subject to the next sentence, a Participant described in this subsection shall be paid his Pre-409A Pension in the same form and at the same time as he is paid his Pension under the Salaried Plan. If a Participant’s Salaried Plan Annuity Starting Date occurs while he is still an employee of the PepsiCo Organization (because of the time of payment provisions in Code section 401(a)(9)), payment under the Plan shall not begin until the first of the month next following the Participant’s Severance from Service Date. In this instance, the form of payment under this Plan shall remain that applicable under the

PepsiCo Pension Equalization Plan – Pre-409A Program

Salaried Plan. If the Participant will be paid his pension under the Salaried Plan in a form of payment that is not available to the Participant under this Pre-409A Program (e.g., because the Participant attains Retirement status under the Salaried Plan but does not attain Retirement status under this Pre-409A Program, based on applying the terms of the Salaried Plan in effect on December 31, 2004), the principles of subsection (b)(2) below will govern the determination of the Participant’s form of payment.
(b) Advance Election in Effect: This subsection shall apply to a Participant who has an Advance Election in effect as of the close of business on the day before his Retirement Date. To be in effect, an Advance Election must meet the advance receipt and other requirements of Section 6.3(b).
(1) Lump Sum Election: If a Participant covered by this subsection has an Advance Election to receive a Single Lump Sum in effect as of the close of business on the day before his Retirement Date, the Participant’s Pre-409A Retirement Pension under the Plan shall be paid as a Single Lump Sum as of the first of the month coincident with or next following his Retirement Date.
(2) Annuity Election: If a Participant covered by this subsection has an Advance Election to receive an Annuity in effect as of the close of business on the day before his Retirement Date, the Participant’s Pre-409A Retirement Pension under the Plan shall be paid in an Annuity beginning on the first of the month coincident with or next following his Retirement Date. The following provisions of this paragraph govern the form of Annuity payable in the case of a Participant described in this paragraph.

PepsiCo Pension Equalization Plan – Pre-409A Program

(i) Salaried Plan Election: A Participant who has a qualifying Salaried Plan election shall receive his distribution in the same form of Annuity the Participant selected in such qualifying Salaried Plan election. For this purpose, a “qualifying Salaried Plan election” is a written election of a form of payment by the Participant that: (A) is currently in effect under the Salaried Plan as of the close of business on the day before the Participant’s Retirement Date, and (B) specifies an Annuity as the form of payment for all or part of the Participant’s Retirement Pension under the Salaried Plan. For purposes of the preceding sentence, a Participant who elects a combination lump sum and Annuity under the Salaried Plan is considered to have specified an Annuity for part of his Salaried Plan Pension.
(ii) PEP Election: A Participant who is not covered by subparagraph (i) and who has a PEP Election in effect as of the close of business on the day before his Retirement Date shall receive his distribution in the form of Annuity the Participant selects in such PEP Election.
(iii) No PEP Election: A Participant who is not covered by subparagraph (i) or (ii) above shall receive his distribution in the form of a Qualified Joint and Survivor Annuity if he is married, or in the form of a Single Life Annuity if he is not married. For purposes of this subparagraph (iii), a Participant shall be considered married if he is married on the day before his Retirement Date.

PepsiCo Pension Equalization Plan – Pre-409A Program

6.2    Available Forms of Payment: The forms of payment set forth in subsections (a) and (b) may be provided to any Participant who is entitled to a Pre-409A Retirement Pension. The forms of payment for other Participants are set forth in subsection (c) below. The provisions of this section are effective for Annuity Starting Dates after 1989 and earlier distributions shall be governed by prior terms of the Plan.
(a) Basic Forms of Payment: A Participant’s Pre-409A Retirement Pension shall be distributed in one of the forms of payment listed in this subsection. The particular form of payment applicable to a Participant shall be determined in accordance with Section 6.1. Payments shall commence on the date specified in Section 6.1 and shall end on the date specified in this subsection.
(1) Single Life Annuity Option: A Participant may receive his Pre-409A Pension in the form of a Single Life Annuity, which provides monthly payments ending with the last payment due prior to his death.
(2) Survivor Options: A Participant may receive his Pre-409A Pension in accordance with one of the following survivor options:
(i) 100 Percent Survivor Option: The Participant shall receive a reduced Pre-409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the same reduced amount shall continue after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death.

PepsiCo Pension Equalization Plan – Pre-409A Program

(ii) 75 Percent Survivor Option: The Participant shall receive a reduced Pre-409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the amount of 75 percent of such reduced Pre-409A Pension shall be continued after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death.
(iii) 50 Percent Survivor Option: The Participant shall receive a reduced Pre-409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the amount of 50 percent of such reduced Pre-409A Pension shall be continued after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death. A 50 percent survivor option under this paragraph shall be a Qualified Joint and Survivor Annuity if the Participant’s beneficiary is his Eligible Spouse.
(iv) Ten Years Certain and Life Option: The Participant shall receive a reduced Pre-409A Pension which shall be payable monthly for his lifetime but for not less than 120 months. If the retired Participant dies before 120 payments have been made, the monthly Pension amount shall be paid for the remainder of the 120 month

PepsiCo Pension Equalization Plan – Pre-409A Program

period to the Participant’s primary beneficiary (or if the primary beneficiary has predeceased the Participant, the Participant’s contingent beneficiary).
(3) Single Lump Sum Payment Option: A Participant may receive payment of his Pre-409A Pension in the form of a Single Lump Sum payment.
(4) Combination Lump Sum/Monthly Benefit Option: A Participant who does not have an Advance Election in effect may receive a portion of his Pre-409A Pension in the form of a lump sum payment, and the remaining portion in the form of one of the monthly benefits described in paragraphs (1) and (2) above. The Pre-409A Pension is divided between the two forms of payment based on the whole number percentages designated by the Participant on a form provided for this purpose by the Plan Administrator. For the election to be effective, the sum of the two percentages designated by the Participant must equal 100 percent.
(i) The amount of the Pre-409A Pension paid in the form of a lump sum is determined by multiplying: (A) the amount that would be payable to the Participant as a Single Lump Sum payment if the Participant’s entire benefit were payable in that form, by (B) the percentage that the Participant has designated for receipt in the form of a lump sum.
(ii) The amount of the Pre-409A Pension paid in the form of a monthly benefit is determined by multiplying: (A) the amount of the monthly benefit elected by the Participant, determined in

PepsiCo Pension Equalization Plan – Pre-409A Program

accordance with paragraph (1) or (2) above (whichever applies), by (B) the percentage that the Participant has designated for receipt in the form of a monthly benefit.
(b) Inflation Protection: The following levels of inflation protection may be provided to any Participant who is entitled to a Pre-409A Retirement Pension (except to the extent such Pre-409A Pension is paid as a lump sum).
(1) 5 Percent Inflation Protection: A Participant’s monthly benefit shall be initially reduced, but thereafter shall be increased if inflation in the prior year exceeds 5 percent. The amount of the increase shall be the difference between inflation in the prior year and 5 percent.
(2) 7 Percent Inflation Protection: A Participant’s monthly benefit shall be initially reduced, but thereafter shall be increased if inflation in the prior year exceeds 7 percent. The amount of the increase shall be the difference between inflation in the prior year and 7 percent.
Benefits shall be subject to increase in accordance with this subsection each January 1, beginning with the second January 1 following the Participant’s Annuity Starting Date. The amount of inflation in the prior year shall be determined based on inflation in the 12-month period ending on September 30 of such year, with inflation measured in the same manner as applies on the Effective Date for adjusting Social Security benefits for changes in the cost of living. Inflation protection that is in effect shall carry over to any survivor benefit payable on behalf of a Participant, and shall increase the otherwise applicable survivor benefit as provided above. Any election by a Participant to receive inflation protection shall be irrevocable by such Participant or his surviving beneficiary.

PepsiCo Pension Equalization Plan – Pre-409A Program

(c) Available Options for Vested Benefits: The forms of payment available for a Participant with a Pre-409A Vested Pension are a Qualified Joint and Survivor Annuity or a 75 Percent Survivor Annuity for married Participants, and a Single Life Annuity for both married and unmarried Participants. The applicable form of payment shall be determined in accordance with Section 6.1(a).
6.3    Procedures for Elections: This section sets forth the procedures for making Advance Elections and PEP Elections.
(a) In General: To qualify as an Advance Election or PEP Election for purposes of Section 6.1, an election must be made in writing, on the form designated by the Plan Administrator, and must be signed by the Participant. These requirements also apply to any revocations of such elections. Spousal consent is not required for any election (or revocation of election) under the Plan.
(b) Advance Election: To qualify as an Advance Election, an election must be made on or after July 15, 1993 and meet the following requirements.
(1) Election: The Participant shall designate on the Advance Election form whether the Participant elects to take his Pre-409A Pension in the form of an Annuity or a Single Lump Sum.
(2) Receipt by Plan Administrator: The Advance Election must be received by the Plan Administrator before the start of the calendar year containing the Participant’s Retirement Date, and at least 6 months before that Retirement Date. An election that meets the foregoing requirements shall remain effective until it is changed or revoked.

PepsiCo Pension Equalization Plan – Pre-409A Program

(3) Change or Revocation of Election: A Plan Participant may change an Advance Election by filing a new Election that meets the foregoing requirements. A Plan Participant may revoke an Advance Election only by filing a revocation that is received by the Plan Administrator before the start of the calendar year containing the Plan Participant’s Retirement Date, and at least 6 months before that Retirement Date.
Any Advance Election by a Participant shall be void if the Participant is not entitled to a Pre-409A Retirement Pension.
(c) PEP Election: A PEP Election may only be made by a Participant who has an Advance Election to receive an Annuity in effect at the time his PEP Election is received by the Plan Administrator. In determining whether an Advance Election is in effect for this purpose, the advance receipt requirement of subsection (b)(2) shall be considered met if it will be met by the Participant’s proposed Retirement Date.
(1) Election: The Participant shall designate on the PEP Election form the Annuity form of benefit the Participant selects from those described in Section 6.2, including the Participant’s choice of inflation protection, subject to the provisions of this Article VI. The forms of payment described in Section 6.2(a)(3) and (4) are not available pursuant to a PEP Election.
(2) Receipt by the Plan Administrator: The PEP Election must be received by the Plan Administrator no earlier than 180 days (90 days prior to January 1, 2007) before the Participant’s Retirement Date, and no later than the close of business on the day before the Participant’s Retirement Date. The Participant shall furnish proof of the age of his beneficiary (including his Eligible

PepsiCo Pension Equalization Plan – Pre-409A Program

Spouse if applicable), to the Plan Administrator by the day before the Participant’s Retirement Date, for any form of payment which is subject to reduction in accordance with subsection 6.2(c) above.
A Participant may change his PEP Election by filing a new Election with the Plan Administrator that meets the foregoing requirements. The Participant’s PEP Election shall become effective at the close of business on the day before the Participant’s Retirement Date. Any PEP Election by a Participant shall be void if the Participant does not have an Advance Election in effect at such time.
(d) Elections Rules for Annuity Starting Dates: When amounts become payable to a Participant in accordance with Article IV, they shall be payable as of the Participant’s Annuity Starting Date and the election procedures (in this section and Sections 6.1 and 6.5) shall apply to all of the Participant’s unpaid accruals under this Pre-409A Program as of such Annuity Starting Date, with the following exception. In the case of a Participant who is rehired after his initial Annuity Starting Date and who (i) is currently receiving an Annuity that remained in pay status upon rehire, or (ii) was previously paid a lump sum distribution (other than a cashout distribution described in Section 4.9(a)), the Participant’s subsequent Annuity Starting Date (as a result of his termination of reemployment), and the election procedures at such subsequent Annuity Starting Date, shall apply only to the portion of his benefit that accrues after his rehire. Any prior accruals that remain to be paid as of the Participant’s subsequent Annuity Starting Date shall continue to be payable in accordance with the elections made at his initial Annuity Starting Date under this Pre-409A Program.

PepsiCo Pension Equalization Plan – Pre-409A Program

For purposes of this section, an election shall be treated as received on a particular day if it is: (A) postmarked that day, or (B) actually received by the Plan Administrator on that day. Delivery under clause (B) must be made by the close of business, which time is to be determined by the Plan Administrator.
6.4    Special Rules for Survivor Options:
(a) Effect of Certain Deaths: If a Participant makes a PEP Election for a form of payment described in Section 6.2(a)(2) and the Participant or his beneficiary (beneficiaries in the case of Section 6.2(a)(2)(iv)) dies before the PEP Election becomes effective, the election shall be disregarded. If the Participant dies after such PEP Election becomes effective but before his Pre-409A Retirement Pension actually commences, the election shall be given effect and the amount payable to his surviving Eligible Spouse or other beneficiary shall commence on the first day of the month following his death (any back payments due the Participant shall be payable to his estate). In the case of a Participant who has elected the form of payment described in Section 6.2(a)(2)(iv), if such Participant dies: (i) after the PEP Election has become effective, (ii) without a surviving primary or contingent beneficiary, and (iii) before receiving 120 payments under the form of payment, then the remaining payments due under such form of payment shall be paid to the Participant’s estate. If payments have commenced under such form of payment to a Participant’s primary or contingent beneficiary and such beneficiary dies before payments are completed, then the remaining payments due under such form of payment shall be paid to such beneficiary’s estate.

PepsiCo Pension Equalization Plan – Pre-409A Program

(b) Nonspouse Beneficiaries: If a Participant’s beneficiary is not his Eligible Spouse, he may not elect:
(i) The 100 percent survivor option described in Section 6.2(a)(2)(i) if his nonspouse beneficiary is more than 10 years younger than he is, or
(ii) The 75 percent survivor option described in Section 6.2(a)(2)(ii) if his nonspouse beneficiary is more than 19 years younger than he is.
6.5    Designation of Beneficiary: A Participant who has elected to receive all or part of his pension in a form of payment that includes a survivor option shall designate a beneficiary who will be entitled to any amounts payable on his death. Such designation shall be made on a PEP Election Form or an approved election form filed under the Salaried Plan, whichever is applicable. In the case of the survivor option described in Section 6.2(a)(2)(iv), the Participant shall be entitled to name both a primary beneficiary and a contingent beneficiary. A Participant (whether active or former) shall have the right to change or revoke his beneficiary designation at any time prior to when his election is finally effective. The designation of any beneficiary, and any change or revocation thereof, shall be made in accordance with rules adopted by the Plan Administrator. A beneficiary designation shall not be effective unless and until filed with the Plan Administrator. If no beneficiary is properly designated, then a Participant’s election of a survivor’s option described in Section 6.2(a)(2) shall not be given effect. A Participant entitled to a Pre-409A Vested Pension does not have the right or ability to name a beneficiary; if the Participant is permitted under Section 6.2 to elect an optional form of payment, then his beneficiary shall be his Eligible Spouse on his Annuity Starting Date.

PepsiCo Pension Equalization Plan – Pre-409A Program

6.6    Payment of FICA and Related Income Taxes: As provided in section 6.7 of the Plan Document for the Section 409A Program, a portion of a Participant’s 409A Pension, if any, shall be paid as a single lump sum and remitted directly to the Internal Revenue Service (“IRS”) or other applicable tax authority in satisfaction of the Participant’s FICA Amount and the related withholding of income tax at source on wages (imposed under Code Section 3401 or the corresponding withholding provisions of the applicable state, local or foreign tax laws as a result of the payment of the FICA Amount) and the additional withholding of income tax at source on wages that is attributable to the pyramiding of wages and taxes (all such amounts due are referred to collectively as “Employment Taxes”). To the extent that a Participant’s 409A Pension, if any, is insufficient to pay the Employment Taxes when due (including if the Participant’s 409A Pension has not commenced at the time the Employment Taxes are due), a portion of the Participant’s Pre-409A Pension, if any, shall be paid as a single lump sum and remitted directly to the applicable tax authority in satisfaction of any amounts necessary to satisfy fully the Employment Taxes.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article VII.
Administration

7.1    Authority to Administer Plan: The Plan shall be administered by the Plan Administrator, which shall have the authority to interpret the Plan and issue such regulations as it deems appropriate. The Plan Administrator shall maintain Plan records and make benefit calculations, and may rely upon information furnished it by the Participant in writing, including the Participant’s current mailing address, age and marital status. The Plan Administrator’s interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. Neither the Company nor the Plan Administrator shall be a fiduciary of the Plan, and any restrictions that might apply to a party in interest under section 406 of ERISA shall not apply under the Plan, including with respect to the Company or the Plan Administrator.
7.2    Facility of Payment: Whenever, in the Plan Administrator’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may make payments to such person or to the legal representative of such person for his benefit, or the Plan Administrator may apply the payment for the benefit of such person in such manner as it considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.
7.3    Claims Procedure: The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters

PepsiCo Pension Equalization Plan – Pre-409A Program

are final and conclusive. As a result, benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the person claiming such benefits is entitled to them. This discretionary authority is intended to be absolute, and in any case where the extent of this discretion is in question, the Plan Administrator is to be accorded the maximum discretion possible. Any exercise of this discretionary authority shall be reviewed by a court, arbitrator or other tribunal under the arbitrary and capricious standard (i.e., the abuse of discretion standard). If, pursuant to this discretionary authority, an assertion of any right to a benefit by or on behalf of a Participant or beneficiary (a “claimant”) is wholly or partially denied, the Plan Administrator, or a party designated by the Plan Administrator, will provide such claimant the claims review process described in this Section. The Plan Administrator has the discretionary right to modify the claims process described in this Section in any manner so long as the claims review process, as modified, includes the steps described below. Within a 90-day response period following the receipt of the claim by the Plan Administrator, the Plan Administrator will notice the claimant of:
(a) The specific reason or reasons for the denial;
(b) Specific reference to pertinent Plan provisions on which the denial is based;
(c) A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary; and
(d) A description of the Plan’s claim review procedure (including the time limits applicable to such process and a statement of the claimant’s right to bring a civil action under ERISA following a further denial on review).

PepsiCo Pension Equalization Plan – Pre-409A Program

If the Plan Administrator determines that special circumstances required an extension of time for processing the claim it may extend the response period from 90 to 180 days. If this occurs, the Plan Administrator will notify the claimant before the end of the initial 90-day period, indicating the special circumstances requiring the extension and the date by which the Plan Administrator expects to make the final decision. Further review of a claim is available upon written request by the claimant to the Plan Administrator within 60 days after the claimant receives written notice of the denial of the claim. Upon review, the Plan Administrator shall provide the claimant a full and fair review of the claim, including the opportunity to submit to the Plan Administrator comments, documents, records and other information relevant to the claim and the Plan Administrator’s review shall take into account such comments, documents, records and information regardless of whether it was submitted or considered at the initial determination. The decision on review will be made within 60 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 60 days. If this occurs, notice of the extension will be furnished to the claimant before the end of the initial 60-day period, indicating the special circumstances requiring the extension and the date by which the Plan Administrator expects to make the final decisions. The final decision shall be in writing and drafted in a manner calculated to be understood by the claimant and include specific reasons for the decision with references to the specific Plan provisions on which the decision is based.
Any claim under the Plan that is reviewed by a court, arbitrator, or any other tribunal shall be reviewed solely on the basis of the record before the Plan Administrator at the time it made its determination. In addition, any such review shall be conditioned on the claimant’s having fully exhausted all rights under this Section as is more fully explained in Section 7.5. Any

PepsiCo Pension Equalization Plan – Pre-409A Program

notice or other notification that is required to be sent to a claimant under this Section may be sent pursuant to any method approved under Department of Labor Regulation Section 2520.104b-1 or other applicable guidance.
7.4    Effect of Specific References: Specific references in the Plan to the Plan Administrator’s discretion shall create no inference that the Plan Administrator’s discretion in any other respect, or in connection with any other provision, is less complete or broad.
7.5    Claimant Must Exhaust the Plan’s Claims Procedures Before Filing in Court. Before filing any Claim (including a suit or other action) in court or in another tribunal, a Claimant must first fully exhaust all of the Claimant’s rights under the claims procedures of Section 7.3.
(a)    Upon review by any court or other tribunal, the exhaustion requirement of this Section 7.5 is intended to be interpreted to require exhaustion in as many circumstances as possible (and any steps necessary to clarify or effect this intent may be taken).
(b)    In any action or consideration of a Claim in court or in another tribunal following exhaustion of the Plan’s claims procedure as described in this Section 7.5, the subsequent action or consideration shall be limited, to the maximum extent permissible, to the record that was before the Plan Administrator in the claims procedure.
(c)    The exhaustion requirement of this Section 7.5 shall apply: (i) regardless of whether other Disputes that are not Claims (including those that a court might consider at the same time) are of greater significance or relevance, (ii) to any rights the Plan Administrator may choose to provide in connection with novel Disputes

PepsiCo Pension Equalization Plan – Pre-409A Program

or in particular situations, (iii) regardless of whether the rights are actual or potential and (iv) even if the Plan Administrator has not previously defined or established specific claims procedures that directly apply to the submission and consideration of such Claim (in which case the Plan Administrator (upon notice of the Claim) shall either promptly establish such claims procedures or shall apply (or act by analogy to) the claims procedures of Section 7.5 that apply to claims for benefits).
(d)    The Plan Administrator may make special arrangements to consider a Claim on a class basis or to address unusual conflicts concerns, and such minimum arrangements in these respects shall be made as are necessary to maximize the extent to which exhaustion is required.
(e)    For purposes of this Section 7.5, the following definitions apply.
(i)    A “Dispute” is any claim, dispute, issue, action or other matter.
(ii)    A “Claim” is any Dispute that implicates in whole or in part any one or more of the following –
(A)    The interpretation of the Plan;
(B)    The interpretation of any term or condition of the Plan;
(C)     The interpretation of the Plan (or any of its terms or conditions) in light of applicable law;
(D)    Whether the Plan or any term or condition under the Plan has been validly adopted or put into effect;
(E)    The administration of the Plan;

PepsiCo Pension Equalization Plan – Pre-409A Program

(F)    Whether the Plan, in whole or in part, has violated any terms, conditions or requirements of ERISA or other applicable law or regulation, regardless of whether such terms, conditions or requirements are, in whole or in part, incorporated into the terms, conditions or requirements of the Plan;
(G)    A request for Plan benefits or an attempt to recover Plan benefits;
(H)    An assertion that any entity or individual has breached any fiduciary duty; or
(I)    Any Claim that: (i) is deemed similar to any of the foregoing by the Plan Administrator, or (ii) relates to the Plan in any way.
(iii)    A “Claimant” is any Employee, former Employee, Participant, former Participant, Beneficiary (or the spouse, former spouse, estate, heir or representative of any of the foregoing individuals), or any other individual, person, entity with a relationship to any of the foregoing individuals or the Plan, as well as any group of one or more of the foregoing, who has a Claim.
7.6    Limitations on Actions. Effective for claims and actions filed on or after January 1, 2011, any claim filed under Article VII and any action filed in state or federal court by or on behalf of a former or current Employee, Participant, beneficiary or any other individual, person or entity (collectively, a “Petitioner”) for the alleged wrongful denial of Plan benefits or for the alleged interference with or violation of ERISA-protected rights must be brought within two years of the date the Petitioner’s cause of action first accrues. For purposes of this

PepsiCo Pension Equalization Plan – Pre-409A Program

subsection, a cause of action with respect to a Petitioner’s benefits under the Plan shall be deemed to accrue not later than the earliest of (i) when the Petitioner has received the calculation of the benefits that are the subject of the claim or legal action, (ii) the date identified to the Petitioner by the Plan Administrator on which payments shall commence, or (iii) when the Petitioner has actual or constructive knowledge of the facts that are the basis of his claim. For purposes of this subsection, a cause of action with respect to the alleged interference with ERISA-protected rights shall be deemed to accrue when the claimant has actual or constructive knowledge of the acts that are alleged to interfere with ERISA-protected rights. Failure to bring any such claim or cause of action within this two-year time frame shall preclude a Petitioner, or any representative of the Petitioner, from filing the claim or cause of action. Correspondence or other communications following the mandatory appeals process described in Section 7.3 shall have no effect on this two-year time frame.
7.7    Restriction on Venue. Any claim or action filed in court or any other tribunal in connection with the Plan by or on behalf of a Petitioner (as defined in Section 7.6 above) shall only be brought or filed in the United States District Court for the Southern District of New York, effective for claims or actions filed on or after January 1, 2011.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article VIII.
Miscellaneous

8.1    No Guarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.
8.2    Nonalienation of Benefits: Benefits payable under the Plan or the right to receive future benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, including any assignment or alienation in connection with a divorce, separation, child support or similar arrangement, shall be null and void and not binding on the Company. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.
8.3    Unfunded Plan: The Company’s obligations under the Plan shall not be funded, but shall constitute liabilities by the Company payable when due out of the Company’s general funds. To the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the rights of any unsecured general creditor of the Company.
8.4    Action by the Company: Any action by the Company under this Plan, including any amendment authorized to be made under Section 9.2, may be made by the Board

PepsiCo Pension Equalization Plan – Pre-409A Program

of Directors of the Company. In addition, any person or persons authorized (directly or indirectly) by the Board may take such action on behalf of the Company.
8.5    Indemnification: Unless the Board of Directors of the Company shall determine otherwise, the Company shall indemnify, to the full extent permitted by law, any employee acting in good faith within the scope of his employment in carrying out the administration of the Plan.
8.6    Code Section 409A: At all times, this Plan shall be operated to preserve the status of benefits under this Pre-409A Program as being exempt from Section 409A, i.e., to preserve the grandfathered status of this Pre-409A Program. In all cases, the provision of the prior sentence shall apply notwithstanding any contrary provision of the Plan. Accordingly, in determining rights and benefits under this Pre-409A Program, changes in the Salaried Plan that are effective after December 31, 2004 shall be disregarded to the extent necessary to avoid a modification of this Pre-409A Program that would constitute a material modification for purposes of Section 409A.
8.7    Authorized Transfers: If a Participant transfers to an entity that is not part of the PepsiCo Organization, the liability for any benefits accrued while the Participant was employed by the PepsiCo Organization shall remain with the Company.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article IX.
Amendment and Termination

This Article governs the Company’s right to amend and or terminate the Plan. The Company’s amendment and termination powers under this Article shall be subject, in all cases, to the restrictions on amendment and termination in Section 409A and shall be exercised in accordance with such restrictions to ensure continued exemption from Section 409A in accordance with Section 8.6.
9.1    Continuation of the Plan: While the Company and the Employers intend to continue the Plan indefinitely, they assume no contractual obligation as to its continuance. In accordance with Section 8.4, the Company hereby reserves the right, in its sole discretion, to amend, terminate, or partially terminate the Plan at any time provided, however, that no such amendment or termination shall adversely affect the amount of benefit to which a Participant or his beneficiary is entitled under Article IV on the date of such amendment or termination, unless the Participant becomes entitled to an amount equal to such benefit under another plan or practice adopted by the Company (except as necessary to preserve the exemption from Section 409A of this Pre-409A Program). Specific forms of payment are not protected under the preceding sentence.
9.2    Amendments: The Company may, in its sole discretion, make any amendment or amendments to this Plan from time to time, with or without retroactive effect, including any amendment or amendments to eliminate available distribution options under Article VI hereof at any time before the earlier of the Participant’s Annuity Starting Date under this Plan or under the Salaried Plan; provided, however, that no amendment of the Plan shall be effective to the extent that the amendment would be considered a “material modification” (as

PepsiCo Pension Equalization Plan – Pre-409A Program

that term is defined in Section 409A) of the Pre-409A Program and would, as a result, cause the Pre-409A Program to be subject to Section 409A. An Employer (other than the Company) shall not have the right to amend the Plan.
9.3    Termination: The Company may terminate the Plan, either as to its participation or as to the participation of one or more Employers. If the Plan is terminated with respect to fewer than all of the Employers, the Plan shall continue in effect for the benefit of the Employees of the remaining Employers.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article X.
ERISA Plan Structure

This Plan document in conjunction with the plan document(s) for the 409A Program encompasses three separate plans within the meaning of ERISA, as are set forth in subsections (a), (b) and (c). This division into separate plans shall be effective as of July 1, 1996; previously the plans set forth in subsections (b) and (c) were a single plan within the meaning of ERISA.
(a) Excess Benefit Plan: An excess benefit plan within the meaning of section 3(36) of ERISA, maintained solely for the purpose of providing benefits for Salaried Plan participants in excess of the limitations on benefits imposed by section 415 of the Code.
(b) Excess Compensation Top Hat Plan: A plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2) and 401(a)(1) of ERISA. The plan provides benefits for Salaried Plan participants in excess of the limitations imposed by section 401(a)(17) of the Code on benefits under the Salaried Plan (after taking into account any benefits under the excess benefit plan). For ERISA reporting purposes, this portion of PEP may be referred to as the PepsiCo Pension Equalization Plan I.
(c) Preservation Top Hat Plan: A plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2) and 401(a)(1) of ERISA. The plan provides grandfather benefits to those Salaried Plan

PepsiCo Pension Equalization Plan – Pre-409A Program

participants described in section 5.2(a) hereof, by preserving for them the pre-1989 level of benefit accrual that was in effect before the Salaried Plan’s amendment effective January 1, 1989 (after taking into account any benefits under the Excess Benefit Plan and Excess Compensation Top Hat Plan). For ERISA reporting purposes, this portion of PEP may be referred to as the PepsiCo Pension Equalization Plan II.
Benefits under this Plan shall be allocated first to the Excess Benefit Plan, to the extent of benefits paid for the purpose indicated in (a) above; then any remaining benefits shall be allocated to the Excess Compensation Top Hat Plan, to the extent of benefits paid for the purpose indicated in (b) above; then any remaining benefits shall be allocated to the Preservation Top Hat Plan. These three plans are severable for any and all purposes as directed by the Company.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article XI.
Applicable Law

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the provisions of ERISA. In the event ERISA is not applicable or does not preempt state law, the laws of the state of New York shall govern.
If any provision of this Plan is, or is hereafter declared to be, void, voidable, invalid or otherwise unlawful, the remainder of the Plan shall not be affected thereby.

PepsiCo Pension Equalization Plan – Pre-409A Program

Article XII.
Signature

This amended and restated Plan is hereby adopted and approved, to be effective as of January 1, 2021, this 15th day of December, 2020.
PEPSICO, INC.
By:     /s/ Ronald Schellekens
Ronald Schellekens
Executive Vice President, Human Resources
Chief Human Resources Officer
APPROVED

By:      /s/ Jeffrey Arnold_______________
Jeffrey Arnold
Legal Director, Employee Benefits Counsel
Law Department

By:     /s/ Christine Griff________________
Christine Griff
Vice President, Tax Counsel
Tax Department

PepsiCo Pension Equalization Plan – Pre-409A Program

APPENDIX
Foreword

This Appendix sets forth additional provisions applicable to individuals specified in the Articles of this Appendix. In any case where there is a conflict between the Appendix and the main text of the Plan, the Appendix shall govern.

PepsiCo Pension Equalization Plan – Pre-409A Program

ARTICLE A
Accruals for 1993 and 1994

This Article A of the Appendix shall be effective on the date the Plan is adopted.
A.1 Accruals for 1993 and 1994: This section shall apply to any individual:
(i) who is a Salaried Plan Participant and employed by the PepsiCo Organization on
December 31, 1993, (ii) whose Salaried Plan Pension is vested during 1993 (or would become vested in 1994 if his Service included the assumed period of continued service specified in (a)(1) below), and (iii) whose minimum 1993 Pension in subsection (a) below is not derived solely from that portion of the Plan described in (c) of Article X. In determining the amount of the 1993 and 1994 Pension amounts for any such individual, the provisions set forth in subsections (a) and (b) below shall apply.
(a) Minimum 1993 Pension: Any individual who is covered by this section shall accrue a minimum 1993 Pension as of December 31, 1993. In determining the amount of such individual’s minimum 1993 Pension, the following shall apply.
(1) An individual’s Service and Credited Service as of the end of 1993 shall be assumed to equal the respective Service and Credited Service he would have if his Service continued through December 31, 1994. Notwithstanding the preceding sentence, the assumed period of continued Service shall be less to the extent the Corporation’s human resource records on December 31, 1993 reflect a scheduled termination date in 1994 for such individual. In this case, the individual’s assumed period of continued service shall be the portion of 1994 that ends with such scheduled termination date.
(2) An individual’s Highest Average Monthly Earnings as of the end of 1993 shall be adjusted by the actuary’s salary scale assumption which is used under the Salaried Plan, so that they equal the amount such scale projects for the individual as of the end of 1994. Notwithstanding the preceding sentence, the following special rules shall apply.

PepsiCo Pension Equalization Plan – Pre-409A Program

(i) A higher salary scale assumption shall be used for anyone whose projected 1994 earnings as reflected on the “Special PEP Salary Scale” of the PepsiCo Benefits Department on December 31, 1993 are higher than would be assumed under the first sentence of this paragraph. In this case, the individual’s 1993 earnings shall be adjusted using such higher salary scale.
(ii) In the case of an individual whose assumed period of service under paragraph (1) above is less than all of 1994, the salary adjustment under the preceding provisions of this paragraph shall be reduced to the amount that would apply if the individual had no earnings after his scheduled termination date.
(3) An individual’s attained age as of the end of 1993 shall be assumed to be the age he would have at the end of the assumed period of continued service applicable under paragraph (1) above.
Any individual who is covered by this section, and who is not otherwise vested as of December 31, 1993, shall be vested as of such date in both his Pension (determined without regard to this subsection) and his minimum 1993 Pension. For purposes of this subsection, Code section 401(a)(17) shall be applied in 1993 by giving effect to the amendments to such Code section made by the Omnibus Budget Reconciliation Amendments of 1993.
(b) Determination of 1994 Accrual: If a participant in the Salaried Plan accrues a minimum 1993 Pension under subsection (a) above, the amount of any PEP

PepsiCo Pension Equalization Plan – Pre-409A Program

Pension for 1994 that accrues shall be only the amount by which the PEP Pension that would otherwise accrue for 1994 exceeds his minimum 1993 Pension under subsection (a).

PepsiCo Pension Equalization Plan – Pre-409A Program

ARTICLE B
Plan Document Applicable to Pre-2005 Participants

B.1 Scope: This Article supplements the main portion of the Pre-409A PepsiCo PEP Document with respect to the rights and benefits of Pre-2005 Participants.
B.2 Definitions: Words or phrases appearing in this Article with initial capitals shall have the meaning set forth in the main body of the Plan.
B.3 Applicability of Plan Document: Except as set forth in subsection B.4 below, the provisions of the Plan shall apply in all respects to Pre-2005 Participants.
B.4 Determination of Pre-2005 Participant Benefit: If a Pension becomes payable to or on behalf of a Pre-2005 Participant, the following Sections 5.1, 5.2 and 5.3 contained in this Section B.4 shall replace Sections 5.1, 5.2 and 5.3 of the main Pre-409A PepsiCo PEP Document, and the amount of the Pre-2005 Participant’s Pension shall be determined under Section 5.1, 5.2 or 5.3 below (whichever is applicable), subject to any adjustments required under Sections 4.6(b), 5.4 and 5.5 of the main Pre-409A PepsiCo PEP Document :
“5.1 PEP Pension:
(a) Same Form as Salaried Plan: If a Pre-2005 Participant’s Pension will be paid in the same form and will commence as of the same time as his pension under the Salaried Plan, then his Pension hereunder shall be the difference between:
(1) His Total Pension expressed in such form and payable as of such time, minus
(2) His Salaried Plan Pension expressed in such form and payable as of such time.

PepsiCo Pension Equalization Plan – Pre-409A Program

(b) Different Form than Salaried Plan: If a Pre-2005 Participant’s Pension will be paid in a different form (whether in whole or in part) or will commence as of a different time than his pension under the Salaried Plan, his Pension shall be the product of:
(1) The amount of the Pre-2005 Participant’s Total Pension expressed in the form and payable as of such time as applies to his Pension under this Plan, multiplied by
(2) A fraction, the numerator of which is the value of his Total Pension reduced by the value of his Salaried Plan Pension, and the denominator of which is the value of his Total Pension (with value determined on a reasonable and consistent basis, in the discretion of the Plan Administrator, with respect to similarly situated employees).
(c) Definitions: The following definitions apply for purposes of this section.
(1) A Pre-2005 Participant’s “Total Pension” means the greater of:
(i) The amount of the Pre-2005 Participant’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of the Salaried Plan; or
(ii) The amount (if any) of the Pre-2005 Participant’s PEP Guarantee determined under Section 5.2.

PepsiCo Pension Equalization Plan – Pre-409A Program

In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated with reference to the specific form and time of payment that is applicable. If the applicable form of payment is a lump sum, the Actuarial Equivalent factors in section (2) of the definition of Actuarial Equivalent shall apply for purposes of subparagraph (i) in lieu of those in the Salaried Plan.
(2) A Pre-2005 Participant’s “Salaried Plan Pension” means the amount of the Pre-2005 Participant’s pension determined under the terms of the Salaried Plan.
5.2 PEP Guarantee: A Pre-2005 Participant who is eligible under subsection (a) below shall be entitled to a PEP Guarantee benefit determined under subsection (b) below. In the case of other Pre-2005 Participants, the PEP Guarantee shall not apply.
(a) Eligibility: A Pre-2005 Participant shall be covered by this section if the Pre-2005 Participant has 1988 pensionable earnings from an Employer of at least $75,000. For purposes of this section, “1988 pensionable earnings” means the Pre-2005 Participant’s remuneration for the 1988 calendar year, within the meaning of the Salaried Plan as in effect in 1988. “1988 pensionable earnings” does not include remuneration from an entity attributable to any period when that entity was not an Employer.
(b) PEP Guarantee Formula: The amount of a Pre-2005 Participant’s PEP Guarantee shall be determined under the applicable formula in paragraph (1), subject to the special rules in paragraph (2).
(1) Formulas: The amount of a Pre-2005 Participant’s Pension under this paragraph shall be determined in accordance with subparagraph (i)

PepsiCo Pension Equalization Plan – Pre-409A Program

below. However, if the Pre-2005 Participant was actively employed by the PepsiCo Organization in a classification eligible for the Salaried Plan prior to July 1, 1975, the amount of his Pension under this paragraph shall be the greater of the amounts determined under subparagraphs (i) and (ii), provided that subparagraph (ii)(B) shall not apply in determining the amount of a Vested Pension.
(i) Formula A: The Pension amount under this subparagraph shall be:
(A) 3 percent of the Pre-2005 Participant’s Highest Average Monthly Earnings for the first 10 years of Credited Service, plus
(B) 1 percent of the Pre-2005 Participant’s Highest Average Monthly Earnings for each year of Credited Service in excess of 10 years, less
(C) 1-2/3 percent of the Pre-2005 Participant’s Primary Social Security Amount multiplied by years of Credited Service not in excess of 30 years.
In determining the amount of a Vested Pension under this Formula A, the Pension shall first be calculated on the basis of (I) the Credited Service the Pre-2005 Participant would have earned had he remained in the employ of the Employer until his Normal Retirement Age, and (II) his Highest Average Monthly Earnings and Primary Social Security Amount at his Severance from Service Date, and then shall be reduced by multiplying

PepsiCo Pension Equalization Plan – Pre-409A Program

the resulting amount by a fraction, the numerator of which is the Pre-2005 Participant’s actual years of Credited Service on his Severance from Service Date and the denominator of which is the years of Credited Service he would have earned had he remained in the employ of an Employer until his Normal Retirement Age.
(ii)    Formula B: The Pension amount under this subparagraph shall be the greater of (A) or (B) below:
(A)    1-1/2 percent of Highest Average Monthly Earnings times the number of years of Credited Service, less 50 percent of the Pre-2005 Participant’s Primary Social Security Amount, or
(B)    3 percent of Highest Average Monthly Earnings times the number of years of Credited Service up to 15 years, less 50 percent of the Pre-2005 Participant’s Primary Social Security Amount.
In determining the amount of a Disability Pension under Formula A or B above, the Pension shall be calculated on the basis of the Pre-2005 Participant’s Credited Service (determined in accordance with Section 3.3(d)(3) of the Salaried Plan), and his Highest Average Monthly Earnings and Primary Social Security Amount at the date of disability.
(2) Calculation: The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following special rules:

PepsiCo Pension Equalization Plan – Pre-409A Program

(i) Surviving Eligible Spouse’s Annuity: Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the Pre-2005 Participant has an Eligible Spouse, the Pre-2005 Participant’s Eligible Spouse shall be entitled to receive a survivor annuity equal to 50 percent of the Pre-2005 Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Pre-2005 Participant. Annuity payments to a surviving Eligible Spouse shall begin on the first day of the month coincident with or following the Pre-2005 Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s death. If the Eligible Spouse is more than 10 years younger than the Pre-2005 Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.
(A) For each full year more than 10 but less than 21 that the surviving Eligible Spouse is younger than the Pre-2005 Participant, the survivor benefit payable to such spouse shall be reduced by 0.8 percent.
(B) For each full year more than 20 that the surviving Eligible Spouse is younger than the Pre-2005 Participant, the survivor benefit payable to such spouse shall be reduced by an additional 0.4 percent.
(ii) Reductions: The following reductions shall apply in determining a Pre-2005 Participant’s PEP Guarantee.

PepsiCo Pension Equalization Plan – Pre-409A Program

(A) If the Pre-2005 Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent for each month by which the benefit commencement date precedes the date the Pre-2005 Participant would attain his Normal Retirement Date.
(B) If the Pre-2005 Participant is entitled to a Vested Pension, the payment amount shall be reduced to the Actuarial Equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the Section 4.6(b) reductions for any Pre-Retirement Spouse’s coverage shall apply.
(C) This clause applies if the Pre-2005 Participant will receive his Pension in a form that provides an Eligible Spouse benefit, continuing for the life of the surviving spouse, that is greater than that provided under subparagraph (i). In this instance, the Pre-2005 Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Pre-2005 Participant’s behalf is the Actuarial Equivalent of the Pension otherwise payable under the foregoing provisions of this section.
(D) This clause applies if the Pre-2005 Participant will receive his Pension in a form that provides a survivor annuity for a beneficiary who is not his Eligible Spouse. In this instance,

PepsiCo Pension Equalization Plan – Pre-409A Program

the Pre-2005 Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Pre-2005 Participant’s behalf is the Actuarial Equivalent of a Single Life Annuity for the Pre-2005 Participant’s life.
(E) This clause applies if the Pre-2005 Participant will receive his Pension in an Annuity form that includes inflation protection described in Section 6.2(b). In this instance, the Pre-2005 Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Pre-2005 Participant’s behalf is the Actuarial Equivalent of the elected Annuity without such protection.
(iii) Lump Sum Conversion: The amount of the Retirement Pension determined under this section for a Pre-2005 Participant whose Retirement Pension will be distributed in the form of a lump sum shall be the Actuarial Equivalent of the Pre-2005 Participant’s PEP Guarantee determined under this section, taking into account the value of any survivor benefit under subparagraph (i) above and any early retirement reductions under subparagraph (ii)(A) above.
5.3 Amount of Pre-Retirement Spouse’s Pension: The monthly amount of the Pre-Retirement Spouse’s Pension payable to a surviving Eligible Spouse under Section 4.6 shall be determined under subsection (a) below.
(a) Calculation: An Eligible Spouse’s Pre-Retirement Spouse’s Pension shall be the difference between:

PepsiCo Pension Equalization Plan – Pre-409A Program

(1) The Eligible Spouse’s Total Pre-Retirement Spouse’s Pension, minus
(2) The Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension.
(b) Definitions: The following definitions apply for purposes of this section.
(1) An Eligible Spouse’s “Total Pre-Retirement Spouse’s Pension” means the greater of:
(i) The amount of the Eligible Spouse’s pre-retirement spouse’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of the Salaried Plan; or
(ii) The amount (if any) of the Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension determined under subsection (c).
In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated with reference to the specific time of payment applicable to the Eligible Spouse.
(c) PEP Guarantee Pre-Retirement Spouse’s Pension: An Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension shall be determined in accordance with paragraph (1) or (2) below, whichever is applicable, with reference to

PepsiCo Pension Equalization Plan – Pre-409A Program

the PEP Guarantee (if any) that would have been available to the Pre-2005 Participant under Section 5.2.
(1) Normal Rule: The Pre-Retirement Spouse’s Pension payable under this paragraph shall be equal to the amount that would be payable as a survivor annuity, under a Qualified Joint and Survivor Annuity, if the Pre-2005 Participant had:
(i) Separated from service on the date of death (or, if earlier, his actual Severance from Service Date);
(ii) Commenced a Qualified Joint and Survivor Annuity on the same date payments of the Qualified Pre-Retirement Spouse’s Pension are to commence; and
(iii) Died on the day immediately following such commencement.
If payment of a Pre-Retirement Spouse’s Pension under this paragraph commences prior to the date which would have been the Pre-2005 Participant’s Normal Retirement Date, appropriate reductions for early commencement shall be applied to the Qualified Joint and Survivor Annuity upon which the Pre-Retirement Spouse’s Pension is based.
(2) Special Rule for Active and Disabled Employees Who Die Prior to June 1, 2009: Notwithstanding paragraph (1) above, the Pre-Retirement Spouse’s Pension paid on behalf of a Pre-2005 Participant described in Section 4.6(a) who dies prior to June 1, 2009 shall not be less than an amount equal to 25 percent of such Pre-2005 Participant’s PEP Guarantee determined under Section 5.2. For this purpose,

PepsiCo Pension Equalization Plan – Pre-409A Program

Credited Service shall be determined as provided in Section 3.3(d)(2) of the Salaried Plan, and the deceased Pre-2005 Participant’s Highest Average Monthly Earnings, Primary Social Security Amount and Covered Compensation shall be determined as of his date of death. A Pre-Retirement Spouse’s Pension under this paragraph is not reduced for early commencement.”

PepsiCo Pension Equalization Plan – Pre-409A Program

ARTICLE PFS
PFS Special Early Retirement Benefit

PFS.1 Scope: This Article supplements the main portion of the Plan document with respect to the rights and benefits of Covered Employees on and after the Effective Date.
PFS.2 Definitions: This section provides definitions for the following words or phrases in boldface and underlined. Where they appear in this Article with initial capitals they shall have the meaning set forth below. Except as otherwise provided in this Article, all defined terms shall have the meaning given to them in Section 2.1 of the Plan.
(a) Article: This Article PFS of the Appendix to the Plan.
(b) Covered Employee: An Employee who does not meet the eligibility requirements for the Salaried Plan Early Retirement Benefit solely because he is a highly compensated employee within the meaning of Section PFS.11(c) of the Salaried Plan Appendix.
(c) Effective Date: The date the provisions of this Article are effective, which shall be July 11, 1997.
(d) Salaried Plan Special Early Retirement Benefit: The special early retirement benefit for certain PFS employees described in Section PFS.11 of the Salaried Plan Appendix.
(e) Severance Date: The involuntary termination of employment described in Section PFS.11(a) of the Salaried Plan Appendix that qualifies an Employee for status as a Covered Employee.
(f) PFS: PepsiCo Foods Systems, a division of PepsiCo, Inc. prior to the Effective Date.

PepsiCo Pension Equalization Plan – Pre-409A Program

PFS.3 Special Early Retirement Benefit: In addition to any benefits he would otherwise be entitled to under this Plan, a Covered Employee shall receive a single lump sum benefit as soon as administratively practical following his Severance Date. The amount of such lump sum shall be the excess of:
(a) The Actuarial Equivalent present value (determined under subsection (2) of the definition of Actuarial Equivalent in Article II) of the Covered Employee’s Total Pension under this Plan, for this purpose treating the Covered Employee as eligible for the Salaried Plan Special Early Retirement Benefit, over
(b) The Actuarial Equivalent present value (determined under subsection (2) of the definition of Actuarial Equivalent in Article II) of the Covered Employee’s Total Pension under this Plan determined without regard to this Appendix.
Such calculation shall be made as of the Covered Employee’s Severance Date. Except as specifically modified by this Article, the Early Retirement Pension provided by this section is subject to all the usual limitations and provisions set forth in the Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

ARTICLE PBG
PBG Pre-409A

Effective as of the end of the day on December 31, 2011, the PBG Pension Equalization Plan (“PBG PEP”) was merged with and into the PepsiCo PEP, with the PepsiCo PEP as the surviving plan after the Plan merger. This Appendix Article PBG is effective as of the end of the day on December 31, 2011. This Appendix PBG, as it is amended from time to time, shall govern PBG PEP benefits that were grandfathered under Section 409A and subject to the Pre-409A PBG PEP Document (as described below) prior to the Plan merger.
This Appendix PBG contains the PBG PEP document that was in effect on October 3, 2004 as amended through January 1, 2011 (“Pre-409A PBG PEP Document”), except that it does not include Articles VII (Administration), VIII (Miscellaneous), IX (Amendment and Termination), X (ERISA Plan Structure) and XI (Applicable Law) thereof. Instead, the corresponding Articles of the main portion of this document (that is, the PepsiCo Pre-409A PEP) shall apply to PBG PEP benefits governed by this Appendix Article PBG, and references in this Appendix PBG to Articles VII through XI shall be treated as references to the corresponding Articles of the main portion of this document. In addition, effective for Annuity Starting Dates on or after January 1, 2019, if a Participant elects a survivor, period certain annuity or other death benefit annuity (or an annuity with other optional features), the adjustment of the Single Life Annuity to Actuarial Equivalent optional annuity shall be determined under the provisions of the main section of this document.
There shall be no change to the time or form of payment of benefits that are subject to Section 409A under either the PepsiCo PEP or PBG PEP Document that would constitute a material modification within the meaning of Treas. Reg. § 1.409A-6(a)(4) as a result of the plan merger

PepsiCo Pension Equalization Plan – Pre-409A Program

or the revisions made to this document or the Pre-409A PBG PEP Document when it was incorporated into this Appendix.

PepsiCo Pension Equalization Plan – Pre-409A Program

ARTICLE I – Foreword

The PEP Pension Equalization Plan (“PEP” or “Plan”) has been established by PBG for the benefit of salaried employees of the PBG Organization who participate in the PBG Salaried Employees Retirement Plan (“Salaried Plan”). PEP provides benefits for eligible employees whose pension benefits under the Salaried Plan are limited by the provisions of the Internal Revenue Code of 1986, as amended. In addition, PEP provides benefits for certain eligible employees based on the pre-1989 Salaried Plan formula.
This Plan is first effective April 6, 1999. The Plan is a successor plan to the PepsiCo Pension Equalization Plan, which was last restated effective as of January 1, 1989. The PepsiCo Pension Equalization Plan covers eligible employees at the various divisions of PepsiCo, Inc., including eligible employees who are employed at various Pepsi-Cola Company facilities. On April 6, 1999, when this Plan became effective, PBG had its initial public offering. PBG employs many of the individuals employed at Pepsi-Cola Company facilities who were covered under the PepsiCo Pension Equalization Plan. This initial Plan document closely mirrors the PepsiCo Pension Equalization Plan document, including its historical provisions which are relevant for eligibility and benefit determinations under this Plan.
ARTICLE II – Definitions and Construction
2.1    Definitions: This section provides definitions for certain words and phrases listed below. Where the following words and phrases, underlined and set out at the beginning of each lettered subsection, appear in this Plan with initial capitals they shall have the meaning set forth below, unless a different meaning is plainly required by the context.

PepsiCo Pension Equalization Plan – Pre-409A Program

Accrued Benefit: The Pension payable at Normal Retirement Date determined in accordance with Article V, based on the Participant’s Highest Average Monthly Earnings and Credited Service at the date of determination.
Actuarial Equivalent: Except as otherwise specifically set forth in the Plan or any Appendix to the Plan with respect to a specific benefit determination, a benefit of equivalent value computed on the basis of the factors set forth below. The application of the following assumptions to the computation of benefits payable under the Plan shall be done in a uniform and consistent manner. In the event the Plan is amended to provide new rights, features or benefits, the following actuarial factors shall not apply to these new elements unless specifically adopted by the amendment.
(1)    Annuities and Inflation Protection: To determine the amount of a Pension payable in the form of a Qualified Joint and Survivor Annuity or optional form of survivor annuity, or as an annuity with inflation protection, the factors applicable for such purposes under the Salaried Plan shall apply.
(2)    Lump Sums: To determine the lump sum value of a Pension, or a Pre-Retirement Spouse’s Pension under Section 4.6, the factors applicable for such purposes under the Salaried Plan shall apply, except that when the term “PBGC Rate” is used in the Salaried Plan in this context it shall mean “PBGC Rate” as defined in this Plan.
(3)    Other Cases: To determine the adjustment to be made in the Pension payable to or on behalf of a Participant in other cases, the factors are those applicable for such purpose under the Salaried Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

Advance Election: A Participant’s election to receive his PEP Retirement Pension as a Single Lump Sum or an Annuity, made in compliance with the requirements of Section 6.3.
Annuity: A Pension payable as a series of monthly payments for at least the life of the Participant.
Annuity Starting Date: The Annuity Starting Date shall be the first day of the first period for which an amount is payable under this Plan as an annuity or in any other form. A Participant who: (1) is reemployed after his initial Annuity Starting Date, and (2) is entitled to benefits hereunder after his reemployment, shall have a subsequent Annuity Starting Date for such benefits only to the extent provided in Section 6.3(d).
Authorized Leave of Absence: Any absence authorized by an Employer under the Employer’s standard personnel practices, whether paid or unpaid.
Cashout Limit: The annual dollar limit on elective deferrals under code section 402(g)(1)(B), as in effect from time to time.
Code: The Internal Revenue Code of 1986, as amended from time to time.
Company : PepsiCo, Inc., an organization organized and existing under the laws of the State of North Carolina, or its successor or successors. For periods before between April 6, 1999 and February 26, 2010, the Company was The Pepsi Bottling Group, Inc., (“PBG”) a corporation organized and existing under the laws of the State of New York, or its successor or successors. For periods before April 6, 1999, the Company was PepsiCo, Inc.
Covered Compensation: “Covered Compensation” as that term is defined in the Salaried Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

Credited Service: The period of a Participant’s employment, calculated in accordance with Section 3.3, which is counted for purposes of determining the amount of benefits payable to, or on behalf of, the Participant.
Disability Retirement Pension: The Retirement Pension available to a Participant under Section 4.5.
Early Retirement Pension: The Retirement Pension available to a Participant under Section 4.2.
Effective Date: The date upon which this Plan is effective, which is April 6, 1999 (except as otherwise provided herein).
Eligible Spouse: The spouse of a Participant to whom the Participant is married on the earlier of the Participant’s Annuity Starting Date or the date of the Participant’s death.
Employee: An individual who qualifies as an “Employee” as that term is defined in the Salaried Plan.
Employer: An entity that qualifies as an “Employer” as that term is defined in the Salaried Plan.
ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.
Highest Average Monthly Earnings: “Highest Average Monthly Earnings” as that term is defined in the Salaried Plan, but without regard to the limitation imposed by section 401(a)(17) of the Code (as such limitation is interpreted and applied under the Salaried Plan).
Late Retirement Date: The Late Retirement Date shall be the first day of the month coincident with or immediately following a Participant’s actual Retirement Date occurring after his Normal Retirement Age.

PepsiCo Pension Equalization Plan – Pre-409A Program

Late Retirement Pension: The Retirement Pension available to a Participant under Section 4.4.
Normal Retirement Age: The Normal Retirement Age under the Plan is age 65 or, if later, the age at which a Participant first has 5 Years of Service.
Normal Retirement Date: A Participant’s Normal Retirement Date shall be the first day of the month coincident with or immediately following a Participant’s Normal Retirement Age.
Normal Retirement Pension: The Retirement Pension available to a Participant under Section 4.1.
Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.
PepsiCo/PBG Organization: The controlled group of organizations of which the Company is a part, as defined by Code section 414 and regulations issued thereunder. An entity shall be considered a member of the PepsiCo/PBG Organization only during the period it is one of the group of organizations described in the preceding sentence. The application of this definition for periods prior to February 26, 2010 shall take into account the different definition of “Company” that applies prior to February 26, 2010.
PBGC: The Pension Benefit Guaranty Corporation, a body corporate within the Department of Labor established under the provisions of Title IV of ERISA.
PBGC Rate: The PBGC Rate is 120 percent of the interest rate, determined on the Participant’s Annuity Starting Date, that would be used by the PBGC for purposes of determining the present value of a lump sum distribution on plan termination.

PepsiCo Pension Equalization Plan – Pre-409A Program

Pension: One or more payments that are payable to a person who is entitled to receive benefits under the Plan.
PEP Election: A Participant’s election to receive his PEP Retirement Pension in one of the Annuity forms available under Section 6.2, made in compliance with the requirements of Sections 6.3 and 6.4.
PepsiCo Prior Plan: The PepsiCo Pension Equalization Plan.
Plan: The PBG Pension Equalization Plan, the Plan set forth herein, as it may be amended from time to time. The Plan is also sometimes referred to as PEP. For periods before April 6, 1999, references to the Plan refer to the PepsiCo Prior Plan.
Plan Administrator: The PepsiCo Administration Committee, or its delegate or delegates, which shall authority to administer the Plan as provided in Article VII. For periods prior to February 26, 2010, the Company, which shall have authority to administer the Plan as provided in Article VII.
Plan Year: The initial Plan Year shall be a short Plan Year beginning on the Effective Date and ending on December 31, 1999. Thereafter, the Plan Year shall be the 12-month period commencing on January 1 and ending on the next December 31.
Pre-Retirement Spouse’s Pension: The Pension available to an Eligible Spouse under Section 4.6.
Primary Social Security Amount: In determining Pension amounts, Primary Social Security Amount shall mean:
(1)    For purposes of determining the amount of a Retirement, Vested or Pre-Retirement Spouse’s Pension, the Primary Social Security Amount shall be the estimated monthly amount that may be payable to a Participant commencing at age 65

PepsiCo Pension Equalization Plan – Pre-409A Program

as an old-age insurance benefit under the provisions of Title II of the Social Security Act, as amended. Such estimates of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the following assumptions:
(i)    That the Participant’s social security wages in any year prior to Retirement or severance are equal to the Taxable Wage Base in such year, and
(ii)    That he will not receive any social security wages after Retirement or severance.
However, in computing a Vested Pension under Formula A of Section 5.2, the estimate of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the assumption that he continued to receive social security wages until age 65 at the same rate as the Taxable Wage Base in effect at his severance from employment. For purposes of this subsection, “social security wages” shall mean wages within the meaning of the Social Security Act.
(2)    For purposes of determining the amount of a Disability Pension, the Primary Social Security Amount shall be (except as provided in the next sentence) the initial monthly amount actually received by the disabled Participant as a disability insurance benefit under the provisions of Title II of the Social Security Act, as amended and in effect at the time of the Participant’s retirement due to disability. Notwithstanding the preceding sentence, for any period that a Participant receives a Disability Pension before receiving a disability insurance benefit under the provisions of Title II of the Social Security Act, then the Participant’s Primary Social Security Amount for such period shall be determined pursuant to paragraph (1) above.

PepsiCo Pension Equalization Plan – Pre-409A Program

(3)    For purposes of paragraphs (1) and (2), the Primary Social Security Amount shall exclude amounts that may be available because of the spouse or any dependent of the Participant or any amounts payable on account of the Participant’s death. Estimates of Primary Social Security Amounts shall be made on the basis of the Social Security Act as in effect at the Participant’s Severance from Service Date, without regard to any increases in the social security wage base or benefit levels provided by such Act which take effect thereafter.
Qualified Joint and Survivor Annuity: An Annuity which is payable to the Participant for life with 50 percent of the amount of such Annuity payable after the Participant’s death to his surviving Eligible Spouse for life. If the Eligible Spouse predeceases the Participant, no survivor benefit under a Qualified Joint and Survivor Annuity shall be payable to any person. The amount of a Participant’s monthly payment under a Qualified Joint and Survivor Annuity shall be reduced to the extent provided in sections 5.1 and 5.2, as applicable.
Retirement: Termination of employment for reasons other than death after a Participant has fulfilled the requirements for either a Normal, Early, Late, or Disability Retirement Pension under Article IV.
Retirement Date: The date on which a Participant’s Retirement is considered to commence. Retirement shall be considered to commence on the day immediately following: (i) a Participant’s last day of employment, or (ii) the last day of an Authorized Leave of Absence, if later. Notwithstanding the preceding sentence, in the case of a Disability Retirement Pension, Retirement shall be considered as commencing on the Participant’s retirement date applicable for such purpose under the Salaried Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

Retirement Pension: The Pension payable to a Participant upon Retirement under the Plan.
Salaried Plan: For the period beginning June 14, 2010, the PepsiCo Salaried Employees Retirement Plan. For the period between April 6, 1999 and June 14, 2010, the PBG Salaried Employees Retirement Plan, as it may be amended from time to time. For the period before April 6, 1999, the PepsiCo Salaried Employees Retirement Plan.
Service: The period of a Participant’s employment calculated in accordance with Section 3.2 for purposes of determining his entitlement to benefits under the Plan.
Severance from Service Date: The date on which an Employee’s period of service is deemed to end, determined in accordance with Article III of Part C of the Salaried Plan.
Single Life Annuity: A level monthly Annuity payable to a Participant for his life only, with no survivor benefits to his Eligible Spouse or any other person.
Single Lump Sum: The distribution of a Participant’s total Pension in the form of a single payment.
Social Security Act: The Social Security Act of the United States, as amended, an enactment providing governmental benefits in connection with events such as old age, death and disability. Any reference herein to the Social Security Act (or any of the benefits provided thereunder) shall be taken as a reference to any comparable governmental program of another country, as determined by the Plan Administrator, but only to the extent the Plan Administrator judges the computation of those benefits to be administratively feasible.
Taxable Wage Base: The contribution and benefit base (as determined under section 230 of the Social Security Act) in effect for the Plan Year.
Vested Pension: The Pension available to a Participant under Section 4.3.

PepsiCo Pension Equalization Plan – Pre-409A Program

2.2    Construction: The terms of the Plan shall be construed in accordance with this section.
(a)    Gender and Number: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.
(b)    Compounds of the Word “Here”: The words “hereof”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section.
(c)    Examples: Whenever an example is provided or the text uses the term “including” followed by a specific item or items, or there is a passage having a similar effect, such passages of the Plan shall be construed as if the phrase “without limitation” followed such example or term (or otherwise applied to such passage in a manner that avoids limits on its breadth of application).
(d)    Subdivisions of the Plan Document: This Plan document is divided and subdivided using the following progression: articles, sections, subsections, paragraphs, subparagraphs, and clauses. Articles are designated by capital roman numerals. Sections are designated by Arabic numerals containing a decimal point. Subsections are designated by lower-case letters in parentheses. Paragraphs are designated by Arabic numerals in parentheses. Subparagraphs are designated by lower-case roman numerals in parentheses. Clauses are designated by upper-case letters in parentheses. Any reference in a section to a subsection (with no accompanying section reference) shall be read as a reference to the subsection with the specified designation contained in that same section. A similar rule shall

PepsiCo Pension Equalization Plan – Pre-409A Program

apply with respect to paragraph references within a subsection and subparagraph references within a paragraph.
ARTICLE III – Participation and Service
3.1    Participation: An Employee shall be a Participant in the Plan during the period:
(a)    When he would be currently entitled to receive a Pension under the Plan if his employment terminated at such time, or
(b)    When he would be so entitled but for the vesting requirement of Section 4.7.
3.2    Service. A Participant’s entitlement to a Pension and to a Pre-Retirement Spouse’s Pension for his Eligible Spouse shall be determined under Article IV based upon his period of Service. A Participant’s period of Service shall be determined under Article III of Part C of the Salaried Plan.
3.3    Credited Service. The amount of a Participant’s Pension and a Pre-Retirement Spouse’s Pension shall be based upon the Participant’s period of Credited Service, as determined under Article III of Part C of the Salaried Plan.
ARTICLE IV – Requirements for Benefits
A Participant shall be entitled to receive a Pension and a surviving Eligible Spouse shall be entitled to certain survivor benefits as provided in this Article. The amount of any such Pension or survivor benefit shall be determined in accordance with Article V.
4.1    Normal Retirement Pension: A Participant shall be eligible for a Normal Retirement Pension if he meets the requirements for a Normal Retirement Pension in Section 4.1 of Part C of the Salaried Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

4.2    Early Retirement Pension: A Participant shall be eligible for an Early Retirement Pension if he meets the requirements for an Early Retirement Pension in Section 4.2 of Part C of the Salaried Plan.
4.3    Vested Pension: A Participant who is vested under Section 4.7 shall be eligible to receive a Vested Pension if his employment in an eligible classification under the Salaried Plan is terminated before he is eligible for a Normal Retirement Pension or an Early Retirement Pension. A Participant who terminates employment prior to satisfying the vesting requirement in Section 4.7 shall not be eligible to receive a Pension under this Plan.
4.4    Late Retirement Pension: A Participant who continues employment after his Normal Retirement Age shall not receive a Pension until his Late Retirement Date. Thereafter, a Participant shall be eligible for a Late Retirement Pension determined in accordance with Section 4.4 of Part C of the Salaried Plan (but without regard to any requirement for notice of suspension under ERISA section 203(a)(3)(B) or any adjustment as under Section 5.6(d) of Part C of the Salaried Plan).
4.5    Disability Pension: A Participant shall be eligible for a Disability Pension if he meets the requirements for a Disability Pension under the Salaried Plan.
4.6    Pre-Retirement Spouse’s Pension. Any Pre-Retirement Spouse’s Pension payable under this section shall commence as of the same time as the corresponding pre-retirement spouse’s pension under the Salaried Plan and, subject to Section 4.9, shall continue monthly for the life of the Eligible Spouse.
(a)    Active, Disabled and Retired Employees: A Pre-Retirement Spouse’s Pension shall be payable under this subsection to a Participant’s Eligible Spouse (if any) who is entitled under the Salaried Plan to the special pre-retirement spouse’s pension for survivors of

PepsiCo Pension Equalization Plan – Pre-409A Program

active, disabled and retired employees. The amount of such Pension shall be determined in accordance with the provisions of Section 5.3.
(b)    Vested Employees: A Pre-Retirement Spouse’s Pension shall be payable under this subsection to a Participant’s Eligible Spouse (if any) who is entitled under the Salaried Plan to the pre-retirement spouse’s pension for survivors of vested terminated Employees. The amount of such Pension shall be determined in accordance with the provisions of Section 5.3. If pursuant to this Section 4.6(b) a Participant has Pre-Retirement Spouse’s coverage in effect for his Eligible Spouse, any Pension calculated for the Participant under Section 5.2(b) shall be reduced for each year such coverage is in effect by the applicable percentage set forth below (based on the Participant’s age at the time the coverage is in effect) with a pro rata reduction for any portion of a year. No reduction shall be made for coverage in effect within the 90-day period following a Participant’s termination of employment.

Attained Age	Annual Charge

Up to 35	0%
35 – 39.075%
40 – 44.1%
45 – 49.175%
50 – 54.3%
55 – 59.5%
60 – 64.5%

4.7    Vesting. A Participant shall be fully vested in, and have a nonforfeitable right to, his Accrued Benefit at the time he becomes fully vested in his accrued benefit under the Salaried Plan.
4.8    Time of Payment. The distribution of a Participant’s Pre-409A Pension shall commence as of the time specified in Section 6.1.

PepsiCo Pension Equalization Plan – Pre-409A Program

4.9    Cashout Distributions. Notwithstanding the availability or applicability of a different form of payment under Article VI, the following rules shall apply in the case of certain small benefit Annuity payments:
(a)     Distribution of Participant’s Pension: If at a Participant’s Annuity Starting Date the Actuarial Equivalent lump sum value of the portion of the Participant’s PEP Pension that is not subject to 409A is equal to or less than the Cashout Limit, the Plan Administrator shall distribute to the Participant such lump sum value of the Participant’s Pre-409A Pension. Notwithstanding the preceding sentence, for Annuity Starting Dates prior to December 1, 2012, a Participant’s Pre-409A Pension shall be cashed out under this subsection if, at the Participant’s Annuity Starting Date, the Actuarial Equivalent lump sum value of the Participant’s Pre-409A Pension is equal to or less than $10,000.
(b)     Distribution of Pre-Retirement Spouse’s Pension Benefit: If at the time payments under the Salaried Plan commence to an Eligible Spouse the Actuarial Equivalent lump sum value of the Pre-409A Pre-Retirement Spouse’s Pension to be paid is equal to or less than the Cashout Limit, the Plan Administrator shall distribute to the Eligible Spouse such lump sum value of the Pre-409A Pre-Retirement Spouse’s Pension. Notwithstanding the preceding sentence, for Annuity Starting Dates prior to December 1, 2012, an Eligible Spouse shall be cashed out under this subsection if the Actuarial Equivalent lump sum value of the Eligible Spouse’s Pre-409A Pre Retirement Spouse’s Pension is equal to or less than $10,000.
(c)     Special Cashout of Vested Pensions: Notwithstanding subsection (a) above, the Plan Administrator shall have discretion under this subsection to cash out a Pre-409A Vested Pension in a single lump sum prior to the date that would apply under subsection (a).

PepsiCo Pension Equalization Plan – Pre-409A Program

(1)    The Plan Administrator shall have discretion under this subsection to cash out in a single lump sum any Vested Pension that, as of December 1, 2012 - (i) has not otherwise had its Annuity Starting Date occur, (ii) has an Actuarial Equivalent lump sum value that is equal to or less than the Cashout Limit as of such date, and (iii) is practicable to calculate and distribute (as determined pursuant to the exercise of the Plan Administrator’s discretion), with such cashout being made on December 1, 2012.
(2)    The Plan Administrator shall also have discretion under this subsection to cash out in a single lump sum any Vested Pension that, as of the first day of any month in 2013 or 2014 specified by the Plan Administrator pursuant to the exercise of its discretion - (i) has not otherwise had its Annuity Starting Date occur, (ii) has an Actuarial Equivalent lump sum value that is equal to or less than the Cashout Limit as of such date, and (iii) is practicable to calculate and distribute (as determined pursuant to the exercise of the Plan Administrator’s discretion), with such cashout being made on the first day of the month specified.
(3)    Not later than November 30, the Plan Administrator shall memorialize in writing the exercise of its discretion under this subsection (c) to select Vested Pensions for cashout on December 1, 2012, through the creation of a written list (in either hard copy or electronic form) of Participants with Vested Pensions who will be cashed out. In addition, not later than the day before the date specified pursuant to paragraph (2) above, the Plan Administrator shall memorialize in writing the exercise of its discretion under this subsection to select Vested Pensions for cashout on the specified date, through the creation of a written list (in either hard copy or electronic form) of Participants with Vested Pensions who will be cashed out.

PepsiCo Pension Equalization Plan – Pre-409A Program

Any lump sum distributed under this Section 4.9 shall be in lieu of the Pension that otherwise would be distributable to the Participant or Eligible Spouse hereunder. To the extent necessary to preserve the grandfathered status of Pre-409A Pensions, the cashout provisions described in subsections (a) through (c) above are intended to operate in conformance with the rules for “limited cashout” features within the meaning of Treasury Regulation § 1.409A-3(j)(4)(v) and 1.409A-6(a)(4)(i)(E), and they shall be interpreted and applied consistently with this regulation. No Participant or Eligible Spouse shall be given a direct or indirect election with respect to whether the Participant’s Vested Pension or the Pre Retirement Spouse’s Pension will be cashed out under this section.
4.10    Coordination with Long Term Disability Plan. The terms of this section apply notwithstanding the preceding provisions of this Article. At any time prior to April 14, 1991, a Participant shall not be eligible to receive a Normal, Early, Vested or Disability Pension for any month or period of time for which he is eligible for, and receiving, benefits under a long term disability plan maintained by an Employer. However, a Participant’s Eligible Spouse shall not be ineligible for a Pre-Retirement Spouse’s Pension or benefits under a Qualified Joint and Survivor Annuity because the Participant was receiving benefits under a long term disability plan at the date of his death.
4.11    Reemployment of Certain Participants. In the case of a current or former Participant who is reemployed and is eligible to reparticipate in the Salaried Plan after his Annuity Starting Date, payment of his Pension will be suspended if payment of his Salaried Plan pension is suspended (or would have been if it were already in pay status). Thereafter, his Pension shall recommence at the time determined under Section 6.1 (even if the suspension of his Salaried Plan pension ceases earlier).

PepsiCo Pension Equalization Plan – Pre-409A Program

ARTICLE V – Amount of Retirement Pension
When a Pension becomes payable to or on behalf of a Participant under this Plan, the amount of such Pension shall be determined under Section 5.1, 5.2 or 5.3 (whichever is applicable), subject to any adjustments required under Sections 4.6(b), 5.4 and 5.5.
5.1    PEP Pension:
(a)    Same Form as Salaried Plan: If a Participant’s Pension will be paid in the same form and will commence as of the same time as his pension under the Salaried Plan, then his Pension hereunder shall be the difference between:
(1)    His Total Pension expressed in such form and payable as of such time, minus
(2)    His Salaried Plan Pension expressed in such form and payable as of such time.
(b)    Different Form than Salaried Plan: If a Participant’s Pension will be paid in a different form (whether in whole or in part) or will commence as of a different time than his pension under the Salaried Plan, his Pension shall be the product of:
(1)    The amount of the Participant’s Total Pension expressed in the form and payable as of such time as applies to his Pension under this Plan, multiplied by
(2)    A fraction, the numerator of which is the value of his Total Pension reduced by the value of his Salaried Plan Pension, and the denominator of which is the value of his Total Pension (with value determined on a reasonable and consistent basis, in the discretion of the Plan Administrator, with respect to similarly situated employees).
(c)    Definitions: The following definitions apply for purposes of this section.

PepsiCo Pension Equalization Plan – Pre-409A Program

(3)    A Participant’s “Total Pension” means the greater of:
(i)    The amount of the Participant’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.6(d) of Part C of the Salaried Plan; or (ii)    The amount (if any) of the Participant’s PEP Guarantee determined under Section 5.2.
In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated with reference to the specific form and time of payment that is applicable. If the applicable form of payment is a lump sum, the Actuarial Equivalent factors in section (2) of the definition of Actuarial Equivalent in Article II shall apply for purposes of subparagraph (i) in lieu of those in the Salaried Plan.
(4)    A Participant’s “Salaried Plan Pension” means the amount of the Participant’s pension determined under the terms of the Salaried Plan.
5.2    PEP Guarantee: A Participant who is eligible under subsection (a) below shall be entitled to a PEP Guarantee benefit determined under subsection (b) below. In the case of other Participants, the PEP Guarantee shall not apply.
(a)    Eligibility: A Participant shall be covered by this section if the Participant has 1988 pensionable earnings from an Employer of at least $75,000. For purposes of this section, “1988 pensionable earnings” means the Participant’s remuneration for the 1988 calendar year that was recognized for benefits received under the Salaried Plan as in effect in

PepsiCo Pension Equalization Plan – Pre-409A Program

1988. “1988 pensionable earnings” does not include remuneration from an entity attributable to any period when that entity was not an Employer.
(b)    PEP Guarantee Formula: The amount of a Participant’s PEP Guarantee shall be determined under the applicable formula in paragraph (1), subject to the special rules in paragraph (2).
(1)    Formulas: The amount of a Participant’s Pension under this paragraph shall be determined in accordance with subparagraph (i) below. However, if the Participant was actively employed in a classification eligible for the Salaried Plan prior to July 1, 1975, the amount of his Pension under this paragraph shall be the greater of the amounts determined under subparagraphs (i) and (ii), provided that subparagraph (ii)(B) shall not apply in determining the amount of a Vested Pension.
(i)    Formula A: The Pension amount under this subparagraph shall be:
(A)    3 percent of the Participant’s Highest Average Monthly Earnings for the first 10 years of Credited Service, plus
(B)    1 percent of the Participant’s Highest Average Monthly Earnings for each year of Credited Service in excess of 10 years, less
(C)    1-2/3 percent of the Participant’s Primary Social Security Amount multiplied by years of Credited Service not in excess of 30 years.
In determining the amount of a Vested Pension under this Formula A, the Pension shall first be calculated on the basis of (I) the

PepsiCo Pension Equalization Plan – Pre-409A Program

Credited Service the Participant would have earned had he remained in the employ of the Employer until his Normal Retirement Age, and (II) his Highest Average Monthly Earnings and Primary Social Security Amount at his Severance from Service Date, and then shall be reduced by multiplying the resulting amount by a fraction, the numerator of which is the Participant’s actual years of Credited Service on his Severance from Service Date and the denominator of which is the years of Credited Service he would have earned had he remained in the employ of an Employer until his Normal Retirement Age.
(ii)    Formula B: The Pension amount under this subparagraph shall be the greater of (A) or (B) below:
(A)    1-1/2 percent of Highest Average Monthly Earnings times the number of years of Credited Service, less 50 percent of the Participant’s Primary Social Security Amount, or
(B)    3 percent of Highest Average Monthly Earnings times the number of years of Credited Service up to 15 years, less 50 percent of the Participant’s Primary Social Security Amount.
In determining the amount of a Disability Pension under Formula A or B above, the Pension shall be calculated on the basis of the Participant’s Credited Service (determined in accordance with Section 3.3(d)(3) of Part C of the Salaried Plan), and his Highest Average Monthly Earnings and Primary Social Security Amount at the date of disability.

PepsiCo Pension Equalization Plan – Pre-409A Program

(2)    Calculation: The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following special rules:
(i)    Surviving Eligible Spouse’s Annuity: Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the Participant has an Eligible Spouse and has commenced receipt of an Annuity under this section, the Participant’s Eligible Spouse shall be entitled to receive a survivor annuity equal to 50 percent of the Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Participant. Annuity payments to a surviving Eligible Spouse shall begin on the first day of the month coincident with or following the Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s death. If the Eligible Spouse is more than 10 years younger than the Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.
(A)    For each full year more than 10 but less than 21 that the surviving Eligible Spouse is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by 0.8 percent.
(B)    For each full year more than 20 that the surviving Eligible Spouse is younger than the Participant, the survivor benefit payable to such spouse shall be reduced by an additional 0.4 percent.
(ii)    Reductions: The following reductions shall apply in determining a Participant’s PEP Guarantee.
(A)    If the Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent

PepsiCo Pension Equalization Plan – Pre-409A Program

for each month by which the benefit commencement date precedes the date the Participant would attain his Normal Retirement Date.
(B)    If the Participant is entitled to a Vested Pension, the payment amount shall be reduced to the Actuarial Equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the Section 4.6(b) reductions for any Pre-Retirement Spouse’s coverage shall apply.
(C)    This clause applies if the Participant will receive his Pension in a form that provides an Eligible Spouse benefit, continuing for the life of the surviving spouse, that is greater than that provided under subparagraph (i). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of the Pension otherwise payable under the foregoing provisions of this section.
(D)    This clause applies if the Participant will receive his Pension in a form that provides a survivor annuity for a beneficiary who is not his Eligible Spouse. In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of a Single Life Annuity for the Participant’s life.
(E)    This clause applies if the Participant will receive his Pension in an Annuity form that includes inflation protection described in Section 6.2(b). In this instance, the Participant’s Pension under this

PepsiCo Pension Equalization Plan – Pre-409A Program

section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of the elected Annuity without such protection.
(iii)    Lump Sum Conversion: The amount of the Retirement Pension determined under this section for a Participant whose Retirement Pension will be distributed in the form of a lump sum shall be the Actuarial Equivalent of the Participant’s PEP Guarantee determined under this section, taking into account the value of any survivor benefit under subparagraph (i) above and any early retirement reductions under subparagraph (ii)(A) above.
5.3    Amount of Pre-Retirement Spouse’s Pension: The monthly amount of the Pre-Retirement Spouse’s Pension payable to a surviving Eligible Spouse under Section 4.6 shall be determined under subsection (a) below.
(a)    Calculation: An Eligible Spouse’s Pre-Retirement Spouse’s Pension shall be the difference between:
(1)    The Eligible Spouse’s Total Pre-Retirement Spouse’s Pension, minus
(2)    The Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension.
(b)    Definitions: The following definitions apply for purposes of this section.
(1)    An Eligible Spouse’s “Total Pre-Retirement Spouse’s Pension” means the greater of:
(i)    The amount of the Eligible Spouse’s pre-retirement spouse’s pension determined under the terms of the Salaried Plan, but without

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regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.6(d) of Part C of the Salaried Plan; or (ii)    The amount (if any) of the Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension determined under subsection (c).
In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated with reference to the specific time of payment applicable to the Eligible Spouse.
(c)    PEP Guarantee Pre-Retirement Spouse’s Pension: An Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension shall be determined in accordance with paragraph (1) or (2) below, whichever is applicable, with reference to the PEP Guarantee (if any) that would have been available to the Participant under Section 5.2.
(1)    Normal Rule: The Pre-Retirement Spouse’s Pension payable under this paragraph shall be equal to the amount that would be payable as a survivor annuity, under a Qualified Joint and Survivor Annuity, if the Participant had:
(i)    Separated from service on the date of death (or, if earlier, his actual Severance from Service Date);
(ii)    Commenced a Qualified Joint and Survivor Annuity on the same date payments of the Qualified Pre-Retirement Spouse’s Pension are to commence; and (iii)    Died on the day immediately following such commencement.
If payment of a Pre-Retirement Spouse’s Pension under this paragraph commences prior to the date which would have been the Participant’s Normal Retirement Date,

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appropriate reductions for early commencement shall be applied to the Qualified Joint and Survivor Annuity upon which the Pre-Retirement Spouse’s Pension is based.
(2)    Special Rule for Active and Disabled Employees: Notwithstanding paragraph (1) above, the Pre-Retirement Spouse’s Pension paid on behalf of a Participant described in Section 4.6(a) shall not be less than an amount equal to 25 percent of such Participant’s PEP Guarantee determined under Section 5.2. For this purpose, Credited Service shall be determined as provided in Section 3.3(d)(2) of Part C of the Salaried Plan, and the deceased Participant’s Highest Average Monthly Earnings, Primary Social Security Amount and Covered Compensation shall be determined as of his date of death. A Pre-Retirement Spouse’s Pension under this paragraph is not reduced for early commencement.
5.4    Certain Adjustments: Pensions determined under the foregoing sections of this Article are subject to adjustment as provided in this section. For purposes of this section, “specified plan” shall mean the Salaried Plan or a nonqualified pension plan similar to this Plan. A nonqualified pension plan is similar to this Plan if it is sponsored by a member of the PBG Organization and if its benefits are not based on participant pay deferrals (this category of similar plans includes the PepsiCo Prior Plan).
(a)    Adjustments for Rehired Participants: This subsection shall apply to a current or former Participant who is reemployed after his Annuity Starting Date and whose benefit under the Salaried Plan is recalculated based on an additional period of Credited Service. In the event of any such recalculation, the Participant’s Pre-409A Pension shall also be recalculated hereunder. For this purpose, the PEP Guarantee under Section 5.2 is adjusted for in-service distributions and prior distributions in the same manner as benefits are adjusted

PepsiCo Pension Equalization Plan – Pre-409A Program

under the Salaried Plan, but by taking into account benefits under this Plan and any specified plans.
(b)    Adjustment for Increased Pension Under Other Plans: If the benefit paid under a specified plan on behalf of a Participant is increased after PEP benefits on his behalf have been determined (whether the increase is by order of a court, by agreement of the plan administrator of the specified plan, or otherwise), the PEP benefit for the Participant shall be recalculated. If the recalculation identifies an overpayment hereunder, the Plan Administrator shall take such steps as it deems advisable to recover the overpayment. It is specifically intended that there shall be no duplication of payments under this Plan and any specified plans.
5.5    Excludable Employment: Effective for periods of employment on or after June 30, 1997, an executive classified as level 22 or above whose employment by an Employer is for a limited duration assignment shall not become entitled to a benefit or to any increase in benefits in connection with such employment.
ARTICLE VI – Distribution Options
The terms of this Article govern the distribution of benefits to a Participant who becomes entitled to payment of a Pension under the Plan.
6.1    Form and Timing of Distributions: This section shall govern the form and timing of distributions of Pre-409A Pensions that begin on or after March 1, 1992. Plan distributions that begin before that date shall be governed by Prior Plan as in effect at the time of the distribution. The provisions of this Section 6.1 are in all cases subject to the cashout rules set forth in Section 4.9.
(a)    No Advance Election: This subsection shall apply to a Participant: (i) who does not have an Advance Election in effect as of the close of business on the day before his

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Retirement Date, or (ii) who terminates employment prior to Retirement. Subject to the next sentence, a Participant described in this subsection shall be paid his Pre-409A Pension in the same form and at the same time as he is paid his Pension under the Salaried Plan. If a Participant’s Salaried Plan Annuity Starting Date occurs while he is still an employee of the PBG Organization (because of the time of payment provisions in Code section 401(a)(9)), payment under the Plan shall not begin until the first of the month next following the Participant’s Severance from Service Date. In this instance, the form of payment under this Plan shall remain that applicable under the Salaried Plan.
(b)    Advance Election in Effect: This subsection shall apply to a Participant: (i) who has an Advance Election in effect as of the close of business on the day before his Retirement Date, and (ii) whose Retirement Date is after 1993. To be in effect, an Advance Election must meet the advance receipt and other requirements of Section 6.3(b).
(1)    Lump Sum Election: If a Participant covered by this subsection has an Advance Election to receive a Single Lump Sum in effect as of the close of business on the day before his Retirement Date, the Participant’s Retirement Pension under the Plan shall be paid as a Single Lump Sum as of the first of the month coincident with or next following his Retirement Date.
(2)    Annuity Election: If a Participant covered by this subsection has an Advance Election to receive an Annuity in effect as of the close of business on the day before his Retirement Date, the Participant’s Retirement Pension under the Plan shall be paid in an Annuity beginning on the first of the month coincident with or next following his Retirement Date. The following provisions of this paragraph govern the form of Annuity payable in the case of a Participant described in this paragraph.

PepsiCo Pension Equalization Plan – Pre-409A Program

(i)    Salaried Plan Election: A Participant who has a qualifying Salaried Plan election shall receive his distribution in the same form of Annuity the Participant selected in such qualifying Salaried Plan election. For this purpose, a “qualifying Salaried Plan election” is a written election of a form of payment by the Participant that: (A) is currently in effect under the Salaried Plan as of the close of business on the day before the Participant’s Retirement Date, and (B) specifies an Annuity as the form of payment for all or part of the Participant’s Retirement Pension under the Salaried Plan. For purposes of the preceding sentence, a Participant who elects a combination lump sum and Annuity under the Salaried Plan is considered to have specified an Annuity for part of his Salaried Plan Pension.
(ii)    PEP Election: A Participant who is not covered by subparagraph (i) and who has a PEP Election in effect as of the close of business on the day before his Retirement Date shall receive his distribution in the form of Annuity the Participant selects in such PEP Election.
(iii)    No PEP Election: A Participant who is not covered by subparagraph (i) or (ii) above shall receive his distribution in the form of a Qualified Joint and Survivor Annuity if he is married, or in the form of a Single Life Annuity if he is not married. For purposes of this subparagraph (iii), a Participant shall be considered married if he is married on the day before his Retirement Date.
6.2    Available Forms of Payment: The forms of payment set forth in subsections (a) and (b) may be provided to any Participant who is entitled to a Retirement Pension. The forms

PepsiCo Pension Equalization Plan – Pre-409A Program

of payment for other Participants are set forth in subsection (c) below. The provisions of this section are effective for Annuity Starting Dates after 1989 and earlier distributions shall be governed by the Prior Plan as in effect at the time of distribution.
(a)    Basic Forms of Payment: A Participant’s Retirement Pension shall be distributed in one of the forms of payment listed in this subsection. The particular form of payment applicable to a Participant shall be determined in accordance with Section 6.1. Payments shall commence on the date specified in Section 6.1 and shall end on the date specified in this subsection.
(1)    Single Life Annuity Option: A Participant may receive his Pension in the form of a Single Life Annuity, which provides monthly payments ending with the last payment due prior to his death.
(2)    Survivor Options: A Participant may receive his Pension in accordance with one of the following survivor options:
(i)    100 percent Survivor Option: The Participant shall receive a reduced Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the same reduced amount shall continue after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death.
(ii)    75 percent Survivor Option: The Participant shall receive a reduced Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the amount of 75 percent of such reduced Pension shall be continued after the Participant’s death to his beneficiary for life,

PepsiCo Pension Equalization Plan – Pre-409A Program

beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death.
(iii)    50 percent Survivor Option: The Participant shall receive a reduced Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the amount of 50 percent of such reduced Pension shall be continued after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death. A 50 percent survivor option under this paragraph shall be a Qualified Joint and Survivor Annuity if the Participant’s beneficiary is his Eligible Spouse.
(iv)    Ten Years Certain and Life Option: The Participant shall receive a reduced Pension which shall be payable monthly for his lifetime but for not less than 120 months. If the retired Participant dies before 120 payments have been made, the monthly Pension amount shall be paid for the remainder of the 120 month period to the Participant’s primary beneficiary (or if the primary beneficiary has predeceased the Participant, the Participant’s contingent beneficiary).
(3)    Single Lump Sum Payment Option: A Participant may receive payment of his Pension in the form of a Single Lump Sum payment.
(4)    Combination Lump Sum/Monthly Benefit Option: A Participant who does not have an Advance Election in effect may receive a portion of his Pension in

PepsiCo Pension Equalization Plan – Pre-409A Program

the form of a lump sum payment, and the remaining portion in the form of one of the monthly benefits described in paragraphs (1) and (2) above. The Pension is divided between the two forms of payment based on the whole number percentages designated by the Participant on a form provided for this purpose by the Plan Administrator. For the election to be effective, the sum of the two percentages designated by the Participant must equal 100 percent.
(i)    The amount of the Pension paid in the form of a lump sum is determined by multiplying: (A) the amount that would be payable to the Participant as a Single Lump Sum payment if the Participant’s entire benefit were payable in that form, by (B) the percentage that the Participant has designated for receipt in the form of a lump sum.
(ii)    The amount of the Pension paid in the form of a monthly benefit is determined by multiplying: (A) the amount of the monthly benefit elected by the Participant, determined in accordance with paragraph (1) or (2) above (whichever applies), by (B) the percentage that the Participant has designated for receipt in the form of a monthly benefit.
(b)    Inflation Protection: The following levels of inflation protection may be provided to any Participant who is entitled to a Retirement Pension (except to the extent such Pension is paid as a lump sum).
(1)    5 percent Inflation Protection: A Participant’s monthly benefit shall be initially reduced, but thereafter shall be increased if inflation in the prior year exceeds 5 percent. The amount of the increase shall be the difference between inflation in the prior year and 5 percent.

PepsiCo Pension Equalization Plan – Pre-409A Program

(2)    7 percent Inflation Protection: A Participant’s monthly benefit shall be initially reduced, but thereafter shall be increased if inflation in the prior year exceeds 7 percent. The amount of the increase shall be the difference between inflation in the prior year and 7 percent.
Benefits shall be subject to increase in accordance with this subsection each January 1, beginning with the second January 1 following the Participant’s Annuity Starting Date. The amount of inflation in the prior year shall be determined based on inflation in the 12 month period ending on September 30 of such year, with inflation measured in the same manner as applies on January 1, 1989 for adjusting Social Security benefits for changes in the cost of living. Inflation protection that is in effect shall carry over to any survivor benefit payable on behalf of a Participant, and shall increase the otherwise applicable survivor benefit as provided above. Any election by a Participant to receive inflation protection shall be irrevocable by such Participant or his surviving beneficiary.
(c)    Available Options for Vested Benefits: The forms of payment available for a Participant with a Vested Pension are a Qualified Joint and Survivor Annuity for married Participants and a Single Life Annuity for both married and unmarried Participants. The applicable form of payment shall be determined in accordance with Section 6.1(a).
6.3    Procedures for Elections: This section sets forth the procedures for making Advance Elections and PEP Elections.
(a)    In General: To qualify as an Advance Election or PEP Election for purposes of Section 6.1, an election must be made in writing, on the form designated by the Plan Administrator, and must be signed by the Participant. These requirements also apply to

PepsiCo Pension Equalization Plan – Pre-409A Program

any revocations of such elections. Spousal consent is not required for any election (or revocation of election) under the Plan.
(b)    Advance Election: To qualify as an Advance Election, an election must be made under this Plan on or after July 15, 1993 and meet the following requirements.
(1)    Election: The Participant shall designate on the Advance Election form whether the Participant elects to take his Pension in the form of an Annuity or a Single Lump Sum.
(2)    Receipt by Plan Administrator: The Advance Election must be received by the Plan Administrator before the start of the calendar year containing the Participant’s Retirement Date, and at least 6 months before that Retirement Date. An election that meets the foregoing requirements shall remain effective until it is changed or revoked.
(3)    Change or Revocation of Election: A Plan Participant may change an Advance Election by filing a new Election that meets the foregoing requirements. A Plan Participant may revoke an Advance Election only by filing a revocation that is received by the Plan Administrator before the start of the calendar year containing the Plan Participant’s Retirement Date, and at least 6 months before that Retirement Date.
Any Advance Election by a Participant shall be void if the Participant is not entitled to a Retirement Pension.
(c)    PEP Election: A PEP Election may only be made by a Participant who has an Advance Election to receive an Annuity in effect at the time his PEP Election is received by the Plan Administrator. In determining whether an Advance Election is in effect for this

PepsiCo Pension Equalization Plan – Pre-409A Program

purpose, the advance receipt requirement of subsection (b)(2) shall be considered met if it will be met by the Participant’s proposed Retirement Date.
(1)    Election: The Participant shall designate on the PEP Election form the Annuity form of benefit the Participant selects from those described in Section 6.2, including the Participant’s choice of inflation protection, subject to the provisions of this Article VI. The forms of payment described in Section 6.2(a)(3) and (4) are not available pursuant to a PEP Election.
(2)    Receipt by the Plan Administrator: The PEP Election must be received by the Plan Administrator no earlier than 90 days before the Participant’s Retirement Date, and no later than the close of business on the day before the Participant’s Retirement Date. The Participant shall furnish proof of the age of his beneficiary (including his Eligible Spouse if applicable), to the Plan Administrator by the day before the Participant’s Retirement Date, for any form of payment which is subject to reduction in accordance with subsection 6.2(c) above.
A Participant may change his PEP Election by filing a new Election with the Plan Administrator that meets the foregoing requirements. The Participant’s PEP Election shall become effective at the close of business on the day before the Participant’s Retirement Date. Any PEP Election by a Participant shall be void if the Participant does not have an Advance Election in effect at such time.
(d)    Elections Rules for Annuity Starting Dates: When amounts become payable to a Participant in accordance with Article IV, they shall be payable as of the Participant’s Annuity Starting Date and the election procedures (in this section and Sections 6.1 and 6.5) shall apply to all of the Participant’s unpaid accruals as of such Annuity Starting Date,

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with the following exception. In the case of a Participant who is rehired after his initial Annuity Starting Date and who (i) is currently receiving an Annuity that remained in pay status upon rehire, or (ii) was previously paid a lump sum distribution (other than a cashout distribution described in Section 4.9(a)), the Participant’s subsequent Annuity Starting Date (as a result of his termination of reemployment), and the election procedures at such subsequent Annuity Starting Date, shall apply only to the portion of his benefit that accrues after his rehire. Any prior accruals that remain to be paid as of the Participant’s subsequent Annuity Starting Date shall continue to be payable in accordance with the elections made at his initial Annuity Starting Date.
For purposes of this section, an election shall be treated as received on a particular day if it is: (A) postmarked that day, or (B) actually received by the Plan Administrator on that day. Delivery under clause (B) must be made by the close of business, which time is to be determined by the Plan Administrator.
6.4    Special Rules for Survivor Options:
(a)    Effect of Certain Deaths: If a Participant makes a PEP Election for a form of payment described in Section 6.2(a)(2) and the Participant or his beneficiary (beneficiaries in the case of Section 6.2(a)(2)(iv)) dies before the PEP Election becomes effective, the election shall be disregarded. If the Participant dies after such PEP Election becomes effective but before his Retirement Pension actually commences, the election shall be given effect and the amount payable to his surviving Eligible Spouse or other beneficiary shall commence on the first day of the month following his death (any back payments due the Participant shall be payable to his estate). In the case of a Participant who has elected the form of payment described in Section 6.2(a)(2)(iv), if such Participant dies: (i) after the PEP Election has become effective, (ii)

PepsiCo Pension Equalization Plan – Pre-409A Program

without a surviving primary or contingent beneficiary, and (iii) before receiving 120 payments under the form of payment, then the remaining payments due under such form of payment shall be paid to the Participant’s estate. If payments have commenced under such form of payment to a Participant’s primary or contingent beneficiary and such beneficiary dies before payments are completed, then the remaining payments due under such form of payment shall be paid to such beneficiary’s estate.
(b)    Nonspouse Beneficiaries: If a Participant’s beneficiary is not his Eligible Spouse, he may not elect:
(1)    The 100 percent survivor option described in Section 6.2(a)(2)(i) if his nonspouse beneficiary is more than 10 years younger than he is, or
(2)    The 75 percent survivor option described in Section 6.2(a)(2)(ii) if his nonspouse beneficiary is more than 19 years younger than he is.
6.5    Designation of Beneficiary: A Participant who has elected to receive all or part of his pension in a form of payment that includes a survivor option shall designate a beneficiary who will be entitled to any amounts payable on his death. Such designation shall be made on a PEP Election Form or an approved election form filed under the Salaried Plan, whichever is applicable. In the case of the survivor option described in Section 6.2(a)(2)(iv), the Participant shall be entitled to name both a primary beneficiary and a contingent beneficiary. A Participant (whether active or former) shall have the right to change or revoke his beneficiary designation at any time prior to when his election is finally effective. The designation of any beneficiary, and any change or revocation thereof, shall be made in accordance with rules adopted by the Plan Administrator. A beneficiary designation shall not be effective unless and until filed with the Plan Administrator (or for periods before the Effective Date, the Plan

PepsiCo Pension Equalization Plan – Pre-409A Program

Administrator under the Prior Plan). If no beneficiary is properly designated, then a Participant’s election of a survivor’s option described in Section 6.2(a)(2) shall not be given effect.
APPENDIX

Foreword

This Appendix sets forth additional provisions applicable to individuals specified in the Articles of this Appendix. In any case where there is a conflict between the Appendix and the main text of the Plan, the Appendix shall govern.
ARTICLE A – 1993 Accruals
This Article A of the Appendix shall be effective on the date the Plan is adopted.
A.1    1993 Accruals: This section shall apply to any individual: (i) who was a Salaried Plan Participant and employed by the PBG Organization on December 31, 1993, (ii) whose Salaried Plan Pension was vested during 1993 (or would have become vested in 1994 if his Service after 1993 included the assumed period of continued service specified in (a)(1) below), and (iii) whose minimum 1993 Pension in subsection (a) below is not derived solely from that portion of the Plan described in (c) of Article X of the main portion of this Plan document. In determining the amount of the 1993 and 1994 Pension amounts for any such individual, the provisions set forth in subsections (a) and (b) below shall apply.
(a)    Minimum 1993 Pension: Any individual who is covered by this section shall accrue a minimum 1993 Pension as of December 31, 1993. In determining the amount of such individual’s minimum 1993 Pension, the following shall apply.
(1)    An individual’s Service and Credited Service as of the end of 1993 shall be assumed to equal the respective Service and Credited Service he would have if

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his Service continued through December 31, 1994. Notwithstanding the preceding sentence, the assumed period of continued Service shall be less to the extent PepsiCo, Inc.’s human resource records on December 31, 1993 reflected a scheduled termination date in 1994 for such individual. In this case, the individual’s assumed period of continued service shall be the portion of 1994 that ends with such scheduled termination date.
(2)    An individual’s Highest Average Monthly Earnings as of the end of 1993 shall be adjusted by the actuary’s salary scale assumption which is used under the Salaried Plan, so that they equal the amount such scale projects for the individual as of the end of 1994. Notwithstanding the preceding sentence, the following special rules shall apply.
(i)    A higher salary scale assumption shall be used for anyone whose projected 1994 earnings as reflected on the “Special PEP Salary Scale” of the PBG Benefits Department on December 31, 1993 were higher than would be assumed under the first sentence of this paragraph. In this case, the individual’s 1993 earnings shall be adjusted using such higher salary scale.
(ii)    In the case of an individual whose assumed period of service under paragraph (1) above is less than all of 1994, the salary adjustment under the preceding provisions of this paragraph shall be reduced to the amount that would apply if the individual had no earnings after his scheduled termination date.

PepsiCo Pension Equalization Plan – Pre-409A Program

(3)    An individual’s attained age as of the end of 1993 shall be assumed to be the age he would have at the end of the assumed period of continued service applicable under paragraph (1) above.
Any individual who is covered by this section, and who is not otherwise vested as of December 31, 1993, shall be vested as of such date in both his Pension (determined without regard to this subsection) and his minimum 1993 Pension. For purposes of this subsection, Code section 401(a)(17) shall be applied in 1993 by giving effect to the amendments to such Code section made by the Omnibus Budget Reconciliation Amendments of 1993.
(b)    Determination of Later Accruals: If a participant in the Salaried Plan accrues a minimum 1993 Pension under subsection (a) above, the amount of any Pre-409A Pension that accrues thereafter shall be only the amount by which the Pre-409A Pension that would otherwise accrue for years after 1993 exceeds his minimum 1993 Pension under subsection (a).
ARTICLE P98 – PepsiCo Special Early Retirement Benefit
P98.1    Scope: This Article supplements the main portion of the Plan document with respect to the rights and benefits of Covered Employees on and after the Effective Date.
P98.2    Definitions: This section provides definitions for the following words or phrases in boldface and underlined. Where they appear in this Article with initial capitals they shall have the meaning set forth below. Except as otherwise provided in this Article, all defined terms shall have the meaning given to them in Section 2.1 of the Plan.
(a)    Article: This Article P98 of the Appendix to the Plan.

PepsiCo Pension Equalization Plan – Pre-409A Program

(b)    Covered Employee: An Employee who does not meet the eligibility requirements for the Salaried Plan Early Retirement Benefit as of his Severance Date solely because he is a highly compensated employee within the meaning of Article S and Section S.3(a)(4) of the Appendix to the Legacy PBG Salaried Employees Retirement Plan in Part C of the Salaried Plan document.
(c)    Effective Date: The date the provisions of this Article are effective, which shall be February 1, 1998.
(d)    Salaried Plan Special Early Retirement Benefit: The special early retirement benefit for certain Company employees referred to in Section S.3(b) of the Appendix to the Legacy PBG Salaried Employees Retirement Plan in Part C of the Salaried Plan document.
(e)    Severance Date: The involuntary termination of employment referred to in Section S.2(b)(1) of the Appendix to the Legacy PBG Salaried Employees Retirement Plan in Part C of the Salaried Plan document, that qualifies an eligible Employee for status as a Covered Employee.
P98.3    Amount and Form of Retirement Pension: In lieu of any benefits he would otherwise be entitled to under this Plan, a Covered Employee shall receive a single lump sum benefit as soon as administratively practical following his Severance Date. No other benefits under this Plan are payable to a Participant who is entitled to a benefit under this section. The amount of such lump sum shall be the excess of:
(a)    The Actuarial Equivalent present value of the Covered Employee’s Total Pension (as defined in Section 5.1(c)) determined as of his Severance Date, for this purpose treating the Covered Employee as eligible for the Salaried Plan Special Early Retirement Benefit, and treating the benefit as commencing on his Severance Date; over

PepsiCo Pension Equalization Plan – Pre-409A Program

(b)    The Actuarial Equivalent present value of the Covered Employee’s Salaried Plan Pension (as defined in Section 5.1(c)) determined as of his Severance Date, for this purpose determining the benefit without regard to this Appendix, and treating the benefit as commencing on his Normal Retirement Date.
For purposes of this calculation, amounts shall be determined as of the Participant’s Severance Date, “Actuarial Equivalent” shall be based on the factors in effect on such date using the definition in section (2) of Actuarial Equivalent for lump sums conversions, and the Participant shall be treated as taking his Total Pension in the form of a Single Life Annuity. In the case of a Covered Employee who is eligible for a PEP Guarantee (as defined in Section 5.2), and for purposes of subsection (a) only, the reduction factors for early commencement of a PEP Guarantee under Section 5.2 of this Plan shall apply in lieu of those in the Salaried Plan Special Early Retirement Benefit formula if they provide a greater PEP benefit.
Article IPO – Transferred and Transition Individuals
IPO.1    Scope: This Article supplements the main portion of the Plan document with respect to the rights and benefits of Transferred and Transition Individuals following the spinoff of this Plan from the PepsiCo Prior Plan.
IPO.2    Definitions: This section provides definitions for the following words or phrases in boldface and underlined. Where they appear in this Article with initial capitals they shall have the meaning set forth below. Except as otherwise provided in this Article, all defined terms shall have the meaning given to them in Section 2.1 of the Plan.
(a)    Agreement: The 1999 Employee Programs Agreement between PepsiCo, Inc. and The Pepsi Bottling Group, Inc.

PepsiCo Pension Equalization Plan – Pre-409A Program

(b)    Close of the Distribution Date: This term shall take the definition given it in the Agreement.
(c)    Transferred Individual: This term shall take the definition given it in the Agreement.
(d)    Transition Individual: This term shall take the definition given it in the Agreement.
IPO.3    Rights of Transferred and Transition Individuals: All Transferred Individuals who participated in the PepsiCo Prior Plan immediately prior to the Effective Date shall be Participants in this Plan as of the Effective Date. The spinoff of this Plan from the PepsiCo Prior Plan shall not result in a break in the Service or Credited Service of Transferred Individuals or Transition Individuals. Notwithstanding anything in the Plan to the contrary, and as provided in Section 2.04 of the Agreement, all service, all compensation, and all other benefit-affecting determinations for Transferred Individuals that, as of the Close of the Distribution Date, were recognized under the PepsiCo Prior Plan for periods immediately before such date, shall as of the Effective Date continue to receive full recognition, credit and validity and shall be taken into account under this Plan as if such items occurred under this Plan, except to the extent that duplication of benefits would result. Similarly, notwithstanding anything to the contrary in the Plan, the benefits of Transition Individuals shall be determined in accordance with section 8.02 of the Agreement.

PepsiCo Pension Equalization Plan – Pre-409A Program

ARTICLE PAC
Guiding Principles Regarding Benefit Plan Committee Appointments

PAC.1 Scope. This Article PAC supplements the PepsiCo Pension Equalization Plan document with respect to the appointment of the members of the PAC.
PAC.2 General Guidelines. To be a member of the PAC, an individual must:
(a)    Be an employee of the PepsiCo Organization at a Band 1 or above level,
(b)    Be able to give adequate time to committee duties, and
(c)    Have the character and temperament to act prudently and diligently in the exclusive interest of the Plan’s participants and beneficiaries.
PAC.3 PAC Guidelines. In addition to satisfying the requirements set forth in Section PAC.2, the following guidelines will also apply to the PAC membership:
(a)    Each member of the PAC should have experience with benefit plan administration or other experience that can readily translate to a role concerning ERISA plan administration,
(b)    The membership of the PAC as a whole should have experience and expertise with respect to the administration of ERISA health and welfare and retirement plans, and
(c)    Each member of the PAC should be capable of prudently evaluating the reasonableness of expenses that are charged to the Plan.
PAC.4 Additional Information. The Chair of the PAC may seek information from Company personnel, including the Controller, CFO and CHRO, in connection with his identification of well qualified candidates for committee membership.

PepsiCo Pension Equalization Plan – Pre-409A Program

PAC.5 Role of the Guidelines. The foregoing guidelines in this Article PAC are intended to guide the Chair of the PAC in the selection of committee members; however, they neither diminish nor enlarge the legal standard applicable under ERISA.

PepsiCo Pension Equalization Plan – Pre-409A Program